                                                                EXHIBIT 10.12(c)


                                                               EXECUTION VERSION
================================================================================

                                Credit Agreement

                                     among

                             STATER BROS. MARKETS,

                           STATER BROS. HOLDINGS INC.

                                      and

                             BANK OF AMERICA, N.A.


                            as Administrative Agent,

                                      and

                        Letter of Credit Issuing Lender

                                      and

                              The Other Financial

                           Institutions Party Hereto

                           Dated as of August 6, 1999

                        Banc of America Securities LLC,

                                       as

                      Sole Arranger and Sole Book Manager


                              [LOGO APPEARS HERE]

                               TABLE OF CONTENTS

       Section....................................................................................Page
Section 1.    DEFINITIONS AND ACCOUNTING TERMS.......................................................1
       1.01        Defined Terms.....................................................................1
       1.02        Use of Certain Terms.............................................................19
       1.03        Accounting Terms.................................................................20
       1.04        Rounding.........................................................................20
       1.05        Exhibits and Schedules...........................................................20
       1.06        References to Agreements, Exhibits and Laws......................................20
Section 2.    THE COMMITMENTS AND EXTENSIONS OF CREDIT..............................................21
       2.01        Committed Loans..................................................................21
       2.02        Borrowings, Conversions and Continuations of Committed Loans.....................22
       2.03        [intentionally omitted]..........................................................23
       2.04        Letters of Credit................................................................23
       2.05        Prepayments......................................................................28
       2.06        Reduction or Termination of Commitments..........................................28
       2.07        Principal and Interest...........................................................29
       2.08        Fees.............................................................................29
       2.09        Computation of Interest and Fees.................................................29
       2.10        Making Payments..................................................................30
       2.11        Funding Sources..................................................................31
Section 3.    TAXES, YIELD PROTECTION AND ILLEGALITY................................................31
       3.01        Taxes............................................................................31
       3.02        Illegality.......................................................................32
       3.03        Inability to Determine Rates.....................................................32
       3.04        Increased Cost and Reduced Return; Capital Adequacy..............................32
       3.05        Breakfunding Costs...............................................................33
       3.06        Matters Applicable to all Requests for Compensation..............................33
       3.07        Survival.........................................................................34
Section 4.    CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT..........................................34
       4.01        Conditions of Initial Extension of Credit........................................34
       4.02        Conditions to all Extensions of Credit...........................................39
Section 5.    REPRESENTATIONS AND WARRANTIES........................................................39
       5.01        Existence and Qualification; Power; Compliance with Laws.........................39
       5.02        Power; Authorization; Enforceable Obligations....................................40
       5.03        No Legal Bar.....................................................................40
       5.04        Financial Statements; No Material Adverse Effect.................................40
       5.05        Litigation.......................................................................41
       5.06        No Default.......................................................................41
       5.07        Ownership of Property; Liens.....................................................41
       5.08        Taxes............................................................................41
       5.09        Margin Regulations; Investment Company Act; Public Utility Holding Company Act...41
       5.10        ERISA Compliance.................................................................42

       5.11        Intangible Assets................................................................42
       5.12        Compliance With Laws.............................................................42
       5.13        Environmental Compliance.........................................................42
       5.14        Insurance........................................................................43
       5.15        Year 2000........................................................................43
       5.16        Related Agreements...............................................................43
       5.17        Management Agreements and Stockholders Agreements................................44
       5.18        Disclosure.......................................................................44
Section 6.    AFFIRMATIVE COVENANTS.................................................................44
       6.01        Financial Statements.............................................................44
       6.02        Certificates, Notices and Other Information......................................46
       6.03        Payment of Taxes.................................................................47
       6.04        Preservation of Existence........................................................47
       6.05        Maintenance of Properties........................................................47
       6.06        Maintenance of Insurance.........................................................47
       6.07        Compliance With Laws.............................................................48
       6.08        Inspection Rights................................................................48
       6.09        Keeping of Records and Books of Account..........................................48
       6.10        Compliance with ERISA............................................................48
       6.11        Compliance With Agreements.......................................................48
       6.12        Use of Proceeds..................................................................48
       6.13        Further Assurances...............................................................48
       6.14        Execution of Subsidiary Guaranty by Future Subsidiaries..........................48
       6.15        Landlord Waivers.................................................................49
Section 7.    NEGATIVE COVENANTS....................................................................50
       7.01        Indebtedness.....................................................................50
       7.02        Liens and Negative Pledges.......................................................51
       7.03        Fundamental Changes..............................................................51
       7.04        Dispositions.....................................................................51
       7.05        Investments......................................................................52
       7.06        Lease Obligations................................................................52
       7.07        Restricted Payments..............................................................52
       7.08        ERISA............................................................................52
       7.09        Change in Nature of Business.....................................................53
       7.10        Transactions with Affiliates.....................................................53
       7.11        Hostile Acquisitions.............................................................53
       7.12        [intentionally omitted]..........................................................53
       7.13        Limitations on Upstreaming.......................................................53
       7.14        Financial Covenants..............................................................53
       7.15        Change in Auditors...............................................................54
       7.16        Amendments or Waivers of Related Agreements......................................54
       7.17        Use of Capital Contributions.....................................................54
Section 8.    HOLDINGS COVENANTS....................................................................54
       8.01        Indebtedness.....................................................................54
       8.02        Restricted Payments..............................................................55

       8.03        Change in Nature of Business; Ownership of Assets................................55
       8.04        Transactions with Affiliates.....................................................56
       8.05        Amendments or Waivers of Related Agreements and Existing Holdings Indenture......56
       8.06        Maintenance of Availability......................................................56
       8.07        Execution of Development Guaranty by Future Subsidiaries.........................57
       8.08        Maintenance of Separate Corporate Identity.......................................57
       8.09        Albertsons Acquisition...........................................................57
       8.10        Capital Expenditure Funds........................................................58
       8.11        Existing Holdings Notes Sinking Funds............................................58
       8.12        Use of Proceeds of Repayments of Indebtedness by Borrower to Holdings............58
Section 9.    EVENTS OF DEFAULT AND REMEDIES........................................................58
       9.01        Events of Default................................................................58
       9.02        Remedies Upon Event of Default...................................................61
Section 10.   ADMINISTRATIVE AGENT..................................................................62
      10.01        Appointment and Authorization of Administrative Agent............................62
      10.02        Delegation of Duties.............................................................63
      10.03        Liability of Administrative Agent................................................63
      10.04        Reliance by Administrative Agent.................................................63
      10.05        Notice of Default................................................................64
      10.06        Credit Decision; Disclosure of Information by Administrative Agent...............64
      10.07        Indemnification of Administrative Agent..........................................65
      10.08        Administrative Agent in Individual Capacity......................................65
      10.09        Successor Administrative Agent...................................................65
Section 11.   MISCELLANEOUS.........................................................................66
      11.01        Amendments; Consents.............................................................66
      11.02        Transmission and Effectiveness of Notices and Signatures.........................67
      11.03        Attorney Costs, Expenses and Taxes...............................................67
      11.04        Binding Effect; Assignment.......................................................68
      11.05        Set-off..........................................................................69
      11.06        Sharing of Payments..............................................................70
      11.07        No Waiver; Cumulative Remedies...................................................70
      11.08        Usury............................................................................71
      11.09        Counterparts.....................................................................71
      11.10        Integration......................................................................71
      11.11        Nature of Lenders' Obligations...................................................71
      11.12        Survival of Representations and Warranties.......................................72
      11.13        Indemnity by Borrower............................................................72
      11.14        Nonliability of Lenders..........................................................72
      11.15        No Third Parties Benefited.......................................................73
      11.16        Severability.....................................................................73
      11.17        Confidentiality..................................................................73
      11.18        Further Assurances...............................................................74
      11.19        Headings.........................................................................74

      11.20        Time of the Essence..............................................................74
      11.21        Foreign Lenders and Participants.................................................74
      11.22        [intentionally omitted]..........................................................75
      11.23        Governing Law....................................................................75
      11.24        Waiver of Right to Trial by Jury.................................................76
      11.25        Entire Agreement.................................................................76


EXHIBITS

          Form of

     A    Request for Extension of Credit
     B    Compliance Certificate
     C    Committed Loan Note
     D    Notice of Assignment and Acceptance
     E-1  Opinion of Varner, Saleson, and Dobler LLP
     E-2 Opinion of Gibson, Dunn & Crutcher LLP (regarding use of proceeds of loans)
     E-3 Opinion of Gibson, Dunn & Crutcher LLP (regarding increase in facility size)
     F-1  Development Guaranty
     F-2  Subsidiary Guaranty

SCHEDULES

     2.01      Revolving Loan Commitments, Letter of Credit Commitments,  and
               Pro Rata Shares
     4.01(f)   Corporate and Capital Structure
     7.01      Existing Indebtedness, Liens and Negative Pledges
     11.02     Offshore and Domestic Lending Offices, Addresses for Notices

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of August 6, 1999 by
                             ---------
and among STATER BROS. MARKETS, a California corporation ("Borrower"), STATER
                                                           --------
BROS. HOLDINGS INC., a Delaware corporation ("Holdings"), each lender from time
                                              --------
to time party hereto (collectively, "Lenders" and individually, a "Lender"), and
                                     -------                       ------
BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender.

                                    RECITALS

     WHEREAS, on or before the Closing Date, Holdings (this and other capitalized terms used in these recitals without definition being used as defined in Section 1.01) will issue and sell Holdings Senior Notes in an
           ------------
aggregate principal amount not less than $440,000,000 and not more than $450,000,000; provided that the minimum aggregate principal amount of Holdings
               --------
Senior Notes shall be reduced by an amount, not to exceed $6,000,000, equal to the amount of Existing Holdings Notes that will remain outstanding after the Closing Date;

     WHEREAS, on the Closing Date, Holdings will use the net proceeds of the Holdings Senior Notes to repay certain debt, to purchase a portion of the Albertsons Properties pursuant to the Albertsons Acquisition Agreement, to deposit money into escrow pursuant to the Albertsons Acquisition Agreement to be applied after the Closing Date to purchase the remaining Albertsons Properties, and to make capital expenditures related thereto;

     WHEREAS, not more than 45 days after the Closing Date, Holdings will contribute to Borrower as an equity contribution the Albertsons Properties and the net cash proceeds received by Holdings from the issuance of the Holdings Senior Notes that have not been used by Holdings to pay for Acquisition Financing Requirements, to redeem Existing Holdings Notes, or to fund certain other accounts as provided herein;

     WHEREAS, Lenders have agreed to extend certain revolving loan and letter of credit facilities to Borrower, the proceeds of which will be used to provide financing for working capital and other general corporate purposes of Borrower and its Subsidiaries;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Borrower, Lenders and Administrative Agent agree as follows:


                                  SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

  1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Financing Requirements" means the aggregate of all amounts
      ----------------------------------
necessary (i) to pay for the purchase of the Albertsons Properties pursuant to the Albertsons Acquisition Agreement (including all amounts required to be deposited into escrow thereunder) and (ii) to pay Transaction Costs.

     "Administrative Agent" means Bank of America, N.A., in its capacity as
      --------------------
Administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means Administrative Agent's address and,
      -----------------------------
as appropriate, account as set forth on Schedule 11.02, or such other address or
                                        --------------
account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

     "Administrative Agent-Related Persons" means Administrative Agent
      ------------------------------------
(including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Affiliate" means any Person directly or indirectly controlling, controlled
      ---------
by, or under direct or indirect common control with, Borrower. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended, restated, extended,
      ---------
supplemented or otherwise modified in writing from time to time.

     "Albertsons" means Albertson's, Inc., a Delaware corporation.
      ----------

     "Albertsons Acquisition" means the transactions contemplated by the
      ----------------------
Albertsons Acquisition Agreement.

     "Albertsons Acquisition Agreement" means that certain Asset Purchase
      --------------------------------
Agreement by and among Albertsons, Holdings and Borrower dated as of May 7, 1999, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under Sections 7.16 and 8.05(b).
                                              -------------     -------

     "Albertsons Properties" means 43 supermarkets more fully identified on
      ---------------------
Exhibits A and B to the Albertsons Acquisition Agreement, an additional store site, and all fixtures, licenses, and other property to be purchased by Holdings under the Albertsons Acquisition Agreement in connection therewith.

     "Annualized" means (i) with respect to the fiscal quarter of Borrower
      ----------
ending on or about the fourth Sunday in March, 2000, the applicable amount for such fiscal quarter multiplied by four, (ii) with respect to the fiscal quarter of Borrower ending on or about the fourth Sunday in June, 2000, the applicable amount for such fiscal quarter and the immediately preceding fiscal quarter multiplied by two, and (iii) with respect to the fiscal quarter of Borrower ending on or about the fourth Sunday in September, 2000, the applicable amount for such fiscal quarter and the immediately preceding two fiscal quarters multiplied by one and one-third.

     "Applicable Amount" means a per annum rate equal to:
      -----------------

     (a) with respect to Base Rate Loans, 1.00 percent;

     (b) with respect to Offshore Rate Loans, 2.25 percent;

     (c) with respect to the Commitment fee, 0.25 percent; and

     (d) with respect to standby Letters of Credit, 1.25 percent.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole
      --------
arranger and sole book manager.

     "Attorney Costs" means and includes all reasonable fees and disbursements
      --------------
of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Audited Financial Statements" means the audited consolidated balance sheet
      ----------------------------
of Borrower and its Subsidiaries for the fiscal year ended September 27, 1998 and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

     "Bank of America" means Bank of America, N.A. .
      ---------------

     "Base Rate" means a fluctuating rate per annum equal to the higher of (a)
      ---------
the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime" or "reference rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specific in the public announcement of such change.

     "Base Rate Loan" means a Loan which bears interest based on the Base Rate.
      --------------

     "Borrower" has the meaning set forth in the introductory paragraph hereto.
      --------

     "Borrower Party" means Holdings, Borrower, each Guarantor, or any Person
      --------------
other than Lenders and any Affiliates of Lenders, Administrative Agent, and Issuing Lender from time to time party to a Loan Document.

     "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of
      ---------       ------
Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means the date that a Loan is made, which shall be a
      --------------
Business Day.

     "Business Day" means any day other than a Saturday, Sunday, or other day on
      ------------
which commercial banks are authorized to close under the Laws of, or are in fact closed in, the Governing State where Lender's lending office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "Closing Date" means the date all the conditions precedent in Section 4.01
      ------------                                                 ------------
are satisfied or waived in accordance with Section 4.01.
                                           ------------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Committed Loan" means a Loan of any type made to Borrower by Lenders in
      --------------
accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise
                                               ------------
provided herein.

     "Committed Loan Note" means a promissory note made by Borrower in favor of
      -------------------
a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").
        ---------                     --------------------

     "Commitments" means, as to each Lender, the Revolving Loan Commitment and
      -----------
the Letter of Credit Commitment of such Lender, and the "combined Commitments" means all such commitments collectively.

     "Compliance Certificate" means a certificate in the form of Exhibit B,
      ----------------------                                     ---------
properly completed and signed by a Responsible Officer of Borrower.

     "Consolidated EBITDA" means, for any period, for Borrower and its
      -------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Charges deducted in
                         ----
determining such Consolidated Net Income plus (c) the amount of taxes, based on
                                         ----
or measured by income, used or included in the determination of such Consolidated Net Income, plus (d) the amount of depreciation and amortization
                         ----
expense deducted in determining such Consolidated Net Income, and excluding, to the extent not excluded in clauses (a)-(d) above, any extraordinary gains that were included in Consolidated Net Income.

     "Consolidated Interest Charges" means, for any period, for Borrower and its
      -----------------------------
Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Net Income" means, for any period, for Borrower and its
      -----------------------
Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

     "Consolidated Net Worth" means, as of any date of determination, for
      ----------------------
Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of Borrower and its Subsidiaries on that date.

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan,
      ------------       --------
the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any notice, the passage
      -------
of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to the Base Rate plus the
      ------------                                                ----
Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum, to
                                                         ----
the fullest extent permitted by applicable Laws; provided, however, that with
                                                 --------  -------
respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum.

     "Designated Deposit Account" means a deposit account to be maintained by
      --------------------------
Borrower with Bank of America, as from time to time designated by Borrower by written notification to Administrative Agent.

     "Development" means Stater Bros. Development, Inc., a California
      -----------
corporation that is a Wholly-Owned Subsidiary of Holdings.

     "Development Guaranty" means the Guaranty executed and delivered by
      --------------------
Development on the Closing Date and to be executed and delivered by additional Subsidiaries of Development from time to time thereafter in accordance with

Section 8.07, substantially in the form of Exhibit F-1 annexed hereto, as such
-------------                              -----------
Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

     "Disposition" or "Dispose" means the sale, transfer, license or other
      -----------      -------
disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.
      ------       -

     "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of
      -------------------
such Person incorporated in a jurisdiction of the United States of America.

     "Eligible Assignee" means (a) a financial institution organized under the
      -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and
(d) another Lender.

     "Environmental Laws" means all foreign, federal, state or local laws,
      ------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any
      -----
regulations issued pursuant thereto, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Event of Default" means any of the events specified in Section 9.
      ----------------                                       ---------

     "Existing Credit Agreement" means that certain Credit Agreement between
      -------------------------
Borrower and Bank of America, N.A., dated as of March 8, 1994, as amended to the date of this Agreement.

     "Existing Holdings Indenture" means that certain Indenture dated as of
      ---------------------------
March 8, 1994, by and between Holdings and IBJ-Whitehall Bank & Trust Company, a New York banking corporation and successor in interest IBD Schroder Bank & Trust Company, as Trustee, as such Indenture has been amended or supplemented to the date hereof.

     "Existing Holdings Notes" means the 11% Notes of Holdings due 2001 issued
      -----------------------
under the Existing Holdings Indenture in the original principal amount of $165,000,000.

     "Existing Letter of Credit" means each Letter of Credit (as defined in the
      -------------------------
Existing Credit Agreement) outstanding on the Closing Date that has not expired or been cancelled as of the Closing Date.

     "Extension of Credit" means (a) the Borrowing of Loans, (b) the Conversion
      -------------------
or Continuation of any Loans, (c) the issuance of any Letter of Credit, or (d) any Letter of Credit Action which has the effect of increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").
                               --------------------

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

     "GAAP" means, as of any date of determination, generally accepted
      ----
accounting principles and practices in effect as of such date in respect of a business conducting a business the same as or similar to that of Borrower, including, without limitation, those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standard Board, consistently applied.

     "Governing State" means the State of California.
      ---------------

     "Governmental Authority" means (a) any international, foreign, federal,
      ----------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "Guaranties" means the Development Guaranty and the Subsidiary Guaranty.
      ----------

     "Guaranty Obligation" means, as to any Person, without duplication, any (a)
      -------------------
guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall
                   --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation, without duplication, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Guarantor" means Development and each of its Subsidiaries that becomes a
      ---------
party to the Development Guaranty, and each Subsidiary of Borrower that becomes a party to the Subsidiary Guaranty.

     "Holdings" means Stater Bros. Holdings Inc., a Delaware corporation.
      --------

     "Holdings Consolidated Net Income" means, for any period, for Holdings and
      --------------------------------
its Subsidiaries on a consolidated basis, the net income of Holdings and its Subsidiaries from continuing operations after extraordinary items for that period.

     "Holdings Senior Note Indenture" means the indenture pursuant to which the
      ------------------------------
Holdings Senior Notes are issued, as such indenture may be amended from time to time to the extent permitted under Section 8.05(a).
                                   ---------------

     "Holdings Senior Notes" means the 10.75% Senior Notes due 2006 of Holdings
      ---------------------
in an aggregate principal amount not to exceed $450,000,000 issued pursuant to the Holdings Senior Note Indenture, including any Exchange Notes, as such term is defined in the Holdings Senior Note Indenture.

     "Indebtedness" means as to any Person at a particular time, all items which
      ------------
would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

          (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) lease obligations under capital leases or Synthetic Lease Obligations; and

          (f) all Guaranty Obligations of such Person, without duplication, in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Lenders.

     "Indemnified Liabilities" has the meaning set forth in Section 11.13.
      -----------------------                               -------------

     "Interest Payment Date" means, (a) as to any Base Rate Loan, the first
      ---------------------
Business Day of each calendar month; (b) as to any Offshore Rate Loan, the first Business Day of each calendar month, the last day of the relevant Interest Period and any date that such Loan is prepaid in whole or in part; and (c) as to all Loans, the Maturity Date; provided, further, that interest accruing at the
                              --------  -------
Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

     "Interest Period" means, for each Offshore Rate Loan, (a) initially, the
      ---------------
period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest

Period, and ending, in each case, on the earlier of (x) the Maturity Date, or
(y) one, two, three or six months thereafter, as requested by Borrower; provided that:
--------

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) unless Administrative Agent otherwise consents, there may not be more than five Interest Periods in effect at any time.

     "Investment" means, as to any Person, any acquisition or any investment by
      ----------
such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRS" means the Internal Revenue Service.
      ---

     "Issuing Lender" means Bank of America, or any successor issuing lender
      --------------
hereunder.

     "Laws" or "Law" means, collectively, all international, foreign, federal,
      ----      ---
state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including without limitation the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

     "Lender" means each lender from time to time party hereto and Issuing
      ------
Lender.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender described as such on Schedule 11.02, or such other office or offices as
                            --------------
such Lender may from time to time notify Borrower and Administrative Agent.

     "Letter of Credit" means any letter of credit issued or outstanding
      ----------------
hereunder.

     "Letter of Credit Action" means the issuance, supplement, amendment,
      -----------------------
renewal, extension, modification or other action relating to a Letter of Credit.

     "Letter of Credit Application" means an application for a Letter of Credit
      ----------------------------
Action as shall at any time be in use by Issuing Lender.

     "Letter of Credit Cash Collateral Account" means a blocked deposit account
      ----------------------------------------
at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

     "Letter of Credit Commitment" means, for each Lender, the obligation of
      ---------------------------
such Lender to purchase participations in Letters of Credit issued by Issuing Lender hereunder in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 as such Lender's Letter of
                                     -------------
Credit Commitment at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "combined Letter of Credit Commitments") and means, for Issuing Lender, the
 -------------------------------------
obligation to issue Letters of Credit in an aggregate face amount not exceeding the combined Letter of Credit Commitments and take other Letter of Credit Actions within the combined Letter of Credit Commitments in accordance with

Section 2.04.
------------

     "Letter of Credit Commitment Termination Date" means the Maturity Date.
      --------------------------------------------

     "Letter of Credit Expiration Date" means the date that is one year after
      --------------------------------
the Maturity Date.

     "Letter of Credit Usage" means, as at any date of determination, the
      ----------------------
aggregate undrawn face amount of outstanding Letters of Credit plus the
                                                               ----
aggregate amount of all drawings under the Letters of Credit honored by Issuing Lender and not reimbursed to Issuing Lender by Borrower or converted into Committed Loans.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "Loan" means any advance made by any Lender to Borrower as provided in
      ----
Section 2 (collectively, the "Loans").
----------                    -----

     "Loan Documents" means this Agreement, the Guaranties, and any Note,
      --------------
certificate, fee letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

     "Material Adverse Effect" means any set of circumstances or events which
      -----------------------
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of any

Borrower Party, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations.

     "Maturity Date" means August 6, 2002, as it may be earlier terminated in
      -------------
accordance with the terms hereof.

     "Minimum Amount" means, with respect to each of the following actions, the
      --------------
minimum amount and any multiples in excess thereof set forth opposite such action:

                                                     Minimum         Multiples in
              Type of Action                          Amount        excess thereof
     -----------------------------------------------------------------------------
     Borrowing of, prepayment of, or Conversion     $ 100, 000        $  500,000
     into, Base Rate Loans

     Borrowing of, prepayment of, Continuation      $5,000,000        $1,000,000
     of, or Conversion into, Offshore Rate
     Loans

     Reduction in Commitments                       $1,000,000        $  500,000

     Assignments                                    $1,000,000             N.A.

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA.

     "Negative Pledge" means a Contractual Obligation that restricts Liens on
      ---------------
property.

     "Notes" means the Committed Loan Notes.
      -----

     "Notice of Assignment and Acceptance" means a Notice of Assignment and
      -----------------------------------
Acceptance substantially in the form of Exhibit D.
                                        ---------

     "Obligations" means all advances to, and debts, liabilities, obligations,
      -----------
covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary of any Borrower Party.

     "Offshore Base Rate" has the meaning set forth in the definition of
      ------------------
Offshore Rate.

     "Offshore Rate" means for any Interest Period with respect to any Offshore
      -------------
Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

               Offshore Rate =         Offshore Base Rate
                             ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

          Where,

          "Offshore Base Rate" means, for such Interest Period:
           ------------------

          (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest
           -----------------------------
     Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means a Committed Loan bearing interest based on the
      ------------------
Offshore Rate.

     "Ordinary Course Dispositions" means:
      ----------------------------

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business, other than stores and any inventory or other property Disposed of in connection with the Disposition of any stores; and

          (c) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another Wholly-Owned Subsidiary of Borrower;

provided, however, that no such Disposition shall be for less than the fair
--------  -------
market value of the property being disposed of.

     "Ordinary Course Indebtedness" means:
      ----------------------------

          (a) Indebtedness under the Loan Documents;

          (b) intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any Wholly-Owned Subsidiary of Borrower; and

          (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds.

     "Ordinary Course Investments" means:
      ---------------------------

          (a) Investments consisting of cash and cash equivalents;

          (b) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

          (c) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

          (d) Investments consisting of Guaranty Obligations permitted by

     Section 7.01.
     ------------

     "Ordinary Course Liens" means:
      ---------------------

          (a) Liens pursuant to any Loan Document;

          (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person;

          (g) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement; and

          (h) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

     "Organization Documents" means, (a) with respect to any corporation, the
      ----------------------
certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

     "Outstanding Obligations" means, as of any date, and giving effect to
      -----------------------
making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, and (b) all Letter of Credit Usage.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereto established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" (as such term is
      ------------
defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Permitted Workers Compensation Letters of Credit" means standby Letters of
      ------------------------------------------------
Credit issued to secure workers' compensation and other insurance coverages for Borrower and its

Subsidiaries not to exceed the minimum amount required by Holdings', Borrowers', or any of Borrower's Subsidiaries' insurance carriers or applicable regulatory agencies.

     "Person" means any individual, trustee, corporation, general partnership,
      ------
limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "Plan" means any employee benefit plan maintained or contributed to by a
      ----
Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     "Pro Rata Share" means, with respect to each Lender, the percentage of the
      --------------
combined Commitments set forth opposite the name of that Lender on Schedule
                                                                   --------
2.01.
----

     "Quarterly Payment Date" means the last Business Day of each March, June,
      ----------------------
September and December and the Maturity Date.

     "Related Agreements" means, collectively, the Albertsons Acquisition
      ------------------
Agreement and the Holdings Senior Note Indenture.

     "Reportable Event" means any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "Request for Extension of Credit" means a written request substantially in
      -------------------------------
the form of Exhibit A duly completed and signed by a Responsible Officer, or a
            ---------
telephonic request followed by such a written request, in each case delivered to Administrative Agent by Requisite Notice. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

     "Requisite Lenders" means (a) as of any date of determination if the
      -----------------
Commitments are then in effect, Lenders having in the aggregate 66-2/3% or more of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating 66-2/3% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable
      ----------------
written notice to the intended recipient or (b) except with respect to Letter of Credit actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 11.02 or as otherwise designated by such
                              --------------
recipient by Requisite Notice to each other party hereto, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 11.02. Any notice sent by
                                    -------------
other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

     "Requisite Time" means, with respect to any of the actions listed below,
      --------------
the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

                 Type of Action                      Time                 Date of Action
--------------------------------------------------------------------------------------------------------
Delivery of Request for Extension of Credit
 for, or notice for:

 . Borrowing of, prepayment of, or Conversion         8:30 a.m.        Same date as such Borrowing,
   into, Base Rate Loans                                              prepayment or Conversion

 . Borrowing of, prepayment of, Continuation         10:00 a.m.        3 Business Days prior to such
   of, or Conversion into, Offshore Rate Loans                        Borrowing, prepayment or Conversion

 . Letter of Credit action                           10:00 a.m.        5 Business Days prior to such action

 . Voluntary reduction in or termination of          10:00 a.m.        2 Business Days prior to such
   Commitments                                                        reduction or termination

 . Payments by Lenders or Borrower to                11:00 a.m.        On date payment is due
   Administrative Agent

     "Responsible Officer" means the president, chief financial officer,
      -------------------
secretary, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

     "Restricted Payment" means:
      ------------------

          (a) the declaration or payment of any dividend or distribution by Holdings or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Holdings or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Holdings or any of its Subsidiaries and dividends or other distributions payable (including dividends payable in cash) by a Subsidiary to Holdings or another Wholly-Owned Subsidiary of Holdings that is a Domestic Subsidiary);

          (b) the purchase, redemption or retirement by Holdings or any of its Subsidiaries of any shares of any class of the capital stock of Holdings or any of its Subsidiaries of any class or any warrants, rights or options to purchase or acquire any shares of any class of the capital stock of Holdings or any of its Subsidiaries whether directly or indirectly;

          (c) any other payment or distribution by Holdings or any of its Subsidiaries in respect of any class of capital stock of Holdings or any of its Subsidiaries, either directly or indirectly (except dividends or other distributions payable solely in shares of capital stock of Holdings or any of its Subsidiaries and dividends or other distributions payable (including dividends payable in cash) by a Subsidiary to Holdings or another Wholly-Owned Subsidiary of Holdings that is a Domestic Subsidiary);

          (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

          (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Holdings Senior Notes or any Existing Holdings Notes.

     "Revolving Loan Commitment" means, for each Lender, the obligation of such
      -------------------------
Lender to make Committed Loans in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 as such
                                                    -------------
Lender's Revolving Loan Commitment at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "combined Revolving Loan Commitments").
                    -------------------------------------

     "Santee Dairies Inc." means Santee Dairies Inc., a California corporation.
      -------------------

     "Santee Dairies LLC" means Santee Dairies LLC, a Delaware limited liability
      ------------------
corporation.

     "Shareholders' Equity" means, as of any date of determination for Borrower
      --------------------
and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

     "Starting Consolidated Net Worth" means the Consolidated Net Worth on
      -------------------------------
September 26, 1999, plus, to the extent not included therein, the aggregate
                    ----
amount of all contributions to Borrower's capital that are required to be made by Holdings on or after the Closing Date pursuant to Sections 8.09 and 8.10.
                                                     -------- ----     -----

     "Subsidiary" means, with respect to any Person,  a corporation,
      ----------
partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, that neither
                                                 --------
Santee Dairies LLC nor Santee Dairies Inc. shall be deemed to be a Subsidiary of Holdings or Borrower for any purposes under this Agreement (including, without limitation, Sections 6.14, 7.05, 7.10 and 8.04) other than Sections 6.01,
            -------- ----  ----  ----     ----              -------- -----
7.14, 8.02, and 9 if either such Person would constitute a Subsidiary of
----  ----      -
Holdings or Borrower if this proviso were not given effect.

     "Subsidiary Guarantor" means each domestic subsidiary of Borrower that
      --------------------
executes and delivers a counterpart of the Subsidiary Guaranty after the Closing Date pursuant to Section 6.14
                 ------------

     "Subsidiary Guaranty" means the Guaranty to be executed and delivered by
      -------------------
each domestic Subsidiaries of Borrower from time to time formed or acquired after the Closing Date in accordance with Section 6.14, substantially in the
                                          ------------
form of Exhibit F-2 annexed hereto, as such Guaranty may hereafter be amended,
        -----------
supplemented or otherwise modified from time to time.

     "Swap Agreement" means (a) any and all rate swap transactions, basis swaps,
      --------------
forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not
                                          ----------------
limited to any such obligations or liabilities under any Master Agreement.

     "Synthetic Lease Obligations" means all monetary obligations of a Person
      ---------------------------
under (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "to the best knowledge of" means, when modifying a representation, warranty
      ------------------------
or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

     "Transaction Costs" means the fees, costs and expenses payable by Borrower
      -----------------
on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

     "type", when used with respect to any Loan, means the designation of
      ----
whether such Loan is a Base Rate Loan or an Offshore Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code for the applicable plan year.

     "Wholly-Owned Subsidiary" of any specified Person means any Subsidiary of
      -----------------------
such Person all the outstanding shares of capital stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly-Owned Subsidiary of such Person, and with respect to Holdings, shall include Borrower so long as Holdings owns all of the outstanding shares of capital stock of Borrower other than the shares of Borrower's preferred stock, no par value, outstanding on the Closing Date.


  1.02  Use of Certain Terms.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

     (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

     (c) The words "herein" and "hereunder" and words of similar import when
                    ------       ---------
used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" when used herein
                                                   ---------
is not intended to be exclusive and means "including, without limitation." References herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

     (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

  1.03 Accounting Terms. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to
Section 6.01 shall be prepared in accordance with GAAP as in effect at the time
------------
of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with GAAP as in effect at the time of the preparation of the financial statement on which such calculations are based. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either Borrower or Requisite Lenders shall so request, Administrative Agent, Requisite Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

  1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

  1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

  1.06 References to Agreements, Exhibits and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.


                                  Section 2.

                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

  2.01  Committed Loans

     (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans until the Maturity Date as Borrower may from time to time request; provided, however, that
                                                         --------  -------
the aggregate outstanding principal amount of all Loans of each Lender shall not exceed such Lender's Revolving Loan Commitment, and the aggregate outstanding principal amount of all Loans of all Lenders shall not exceed the combined Revolving Loan Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

     (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     (c) Borrower may use proceeds of Committed Loans solely for the following working capital and general corporate purposes:

          (1) payment of Indebtedness evidenced by a note, bond or similar instrument owed to Holdings;

          (2)  borrowings to acquire capital assets;

          (3) payment of obligations of Borrower arising from transactions other than for goods and services (e.g., an acquisition of real estate); payment of obligations of Borrower to pay dividends following their declaration; payment of rents for real property; payment of taxes, payment of obligations pursuant to workers compensation insurance laws; payment of clean-up obligations arising under environmental laws, and payment of obligations for personal injury, products liability, and other liabilities arising under the law of torts; and

          (4) any other working capital and general corporate purpose of Borrower to the extent such use is not restricted by Article IV, Section 6(N) of Borrower's Restated Articles of Incorporation; provided, that prior
                                                            --------
     to borrowing any Loans for which the proceeds will be used for any purpose described in this clause (4), Borrower shall provide evidence satisfactory to Administrative Agent (which evidence may, at the discretion of Administrative Agent, consist of a legal opinion in form and substance satisfactory to Administrative Agent) that the proposed use of proceeds of such Loans is not subject to such restriction.

     (d) Anything contained in this Agreement to the contrary notwithstanding, the Committed Loans and the Revolving Loan Commitments shall be subject to the following limitations:

          (i) for ten consecutive days during the first six fiscal months of each fiscal year and for ten consecutive days during the last six fiscal months of each fiscal year, there shall be no Committed Loans outstanding; and

          (ii) the Outstanding Obligations on the last day of each fiscal month shall not exceed an amount equal to 45% of the aggregate book value of the inventory of Borrower and its Subsidiaries on such day, measured on a consolidated basis, using the first-in, first out method, in accordance with GAAP.

  2.02  Borrowings, Conversions and Continuations of Committed Loans.

       (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

     (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4, all funds so received shall be
                                   ---------
made available to Borrower in like funds received.

     (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

     (d) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. No Loans may be requested as, Converted into or Continued as Offshore Rate Loans during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Lender may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans. Such Conversion shall be effective upon notice to Borrower and shall continue so long as such Default or Event of Default continues to exist.

     (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (f) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

  2.03  [intentionally omitted]

  2.04  Letters of Credit.

       (a) The Letter of Credit Commitments. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Letter of Credit Commitment Termination Date, Issuing Lender shall take such Letter of Credit Actions under the Letter of Credit Commitments as Borrower may request; provided, however, that the aggregate outstanding Letter of Credit
         --------  -------
Usage shall not exceed the combined Letter of Credit Commitments at any time. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. Standby Letters of Credit shall be issued only for the purpose of (i) securing workers' compensation and other insurance coverages for Borrower and its Subsidiaries in an amount not at any time to exceed the minimum amount required by Holdings', Borrowers', or any of Borrower's Subsidiaries' insurance carriers or applicable regulatory agencies and (ii) supporting obligations of Borrower and its Subsidiaries incurred in the construction of stores and related shopping centers. Commercial Letters of Credit shall only be issued for the purpose of supporting the purchase of inventory by Borrower and its Subsidiaries. The Letter of Credit Commitments shall be subject to the following limitations:

        (i) The Letter of Credit Usage in respect of standby Letters of Credit issued to support obligations of Borrower and its Subsidiaries incurred in the construction of stores and related shopping centers shall not exceed $2,000,000.

        (ii) The Letter of Credit Usage in respect of all Letters of Credit other than Permitted Workers Compensation Letters of Credit shall not exceed $5,000,000.

        (iii) The Outstanding Obligations on the last day of each fiscal month shall not exceed an amount equal to 45% of the aggregate book value of the inventory of Borrower and its Subsidiaries on such day, measured on a consolidated basis, using the first-in, first out method, in accordance with GAAP.

        (iv) No standby Letter of Credit shall expire more than 12 months after the issuance thereof. No commercial Letter of Credit shall expire more than 180 days after the issuance thereof. No Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

     (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor.
Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender determines that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender or does not otherwise conform to the requirements of this Agreement, Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share.

     (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
         --------  -------
Section 4 can be satisfied, Borrower may request a Borrowing of Committed Loans
---------
to reimburse Issuing Lender for such payment on or before the date thereof by complying with Section 2.02, or Borrower may allow a deemed Borrowing of
               ------------
Committed Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

     (d) Funding by Lenders When Issuing Lender Not Reimbursed. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

     (e) Nature of Lenders' Funding.  If the conditions precedent set forth in
Section 4 can be satisfied (except for the giving of a Request for Extension of
---------
Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Committed Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in
Section 4 cannot be satisfied on the date Borrower is obligated to make, but
---------
fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. If Administrative Agent or Issuing Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of the payments made by Borrower to Administrative Agent for the account of Issuing Lender pursuant to this subsection in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent or Issuing Lender the amount of its Pro Rata Share of any amounts so returned by Administrative Agent or Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or Issuing Lender, at a rate per annum equal to the daily Federal Funds Rate.

     (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period of not more than 60 days before the expiration of such Letter of Credit. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that all Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders authorize (but may not require) Issuing Lender to, in its sole discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Notwithstanding the foregoing, Issuing Lender may, in its sole discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

     (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

          (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

          (v) payment by Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

          (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

          (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

          (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

          (ix) any failure or delay in notice of shipments or arrival of any Property;

          (x) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

          (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with a Letter of Credit;

          (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

          (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

          (xiv) where Issuing Lender has acted in good faith and any other circumstances whatsoever.

     In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

     (h) Role of Issuing Lender. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall
           --------  -------
not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the

"ICC"), and (ii) with respect to commercial Letters of Credit, the rules of the
 ---
Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

     (j) Standby Letter of Credit Fee. On each Quarterly Payment Date and on the Letter of Credit Expiration Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Amount for Letters of Credit times the actual daily maximum amount available to be drawn under each
       -----
standby Letter of Credit since the later of the Closing Date and the previous Quarterly Payment Date.

     (k) Issuance Fee and Documentary and Processing Charges Payable to Issuing
Lender.   Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to Issuing Lender, for the sole account of Issuing Lender, in an amount set forth in a letter agreement between Borrower and Issuing Lender and, in the case of each commercial Letter of Credit, a fee based on Issuing Lender's standard schedule of fees for the issuance of commercial letters of credit as then in effect. In addition, Borrower shall pay directly to Issuing Lender for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any amendment, transfer, or other occurrence relating to a Letter of Credit. Such fee and charges are nonrefundable.

     (l) Existing Letters of Credit. Each Existing Letter of Credit outstanding on the Closing Date shall be deemed to be a Letter of Credit hereunder and all unpaid reimbursement obligations owed in respect of amounts drawn on Existing Letters of Credit shall be reimbursement obligations hereunder.

   2.05  Prepayments.

     (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.
                                              ------------

     (b) If for any reason the aggregate outstanding principal amount of all Loans exceed the combined Revolving Loan Commitments as in effect or as reduced, or to give effect to the limitations in Section 2.01(d) or because of any other
                                        ---------------
limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

     (c) If for any reason the Letter of Credit Usage at any time exceeds the combined Letter of Credit Commitments as in effect or as reduced, or to give effect to the limitations set forth in Section 2.04(a), or because of any other
                                       ---------------
limitation set forth in this Agreement or otherwise, Borrower shall immediately deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

   2.06 Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Loan Commitments or the Letter of Credit Commitments in a Minimum Amount therefor to an amount not less than the aggregate outstanding principal amount of all Loans or the Letter of Credit Usage, respectively, at such time or terminate the Revolving Loan Commitments or the Letter of Credit Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Loan Commitments or the Letter of Credit Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Revolving Loan Commitments or the Letter of Credit Commitments. Each Lender's Revolving Loan Commitment or Letter of Credit Commitments, as the case may be, shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of
                                                           -----
such reduction.

   2.07  Principal and Interest.

     (a) If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Maturity Date.

     (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each applicable Interest Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent
                                                     ----
applicable in each case, the Applicable Amount.

     (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be payable upon demand.

  2.08  Fees.

     (a) Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a Commitment fee equal to the Applicable Amount times the actual daily amount by which the
                                   -----
sum of the combined Revolving Loan Commitments plus (until the Letter of Credit Commitment Termination Date) the combined Letter of Credit Commitments exceeds the sum of the aggregate principal amount of outstanding Loans plus the Letter of Credit Usage in respect of standby Letters of Credit. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

  2.09 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" or "reference rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which
                 --------
it is made shall bear interest for one day.

  2.10  Making Payments.

     (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 11.02.
                         --------------

     (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

     (d) Except as otherwise provided in Section 2.04(c) with respect to
                                         ---------------
Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

          (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

          (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

  2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                  Section 3.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

  3.01  Taxes.

     (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Administrative Agent
                                  ---------
and any Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which Administrative Agent or such Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes
-----
from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

     (c) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

  3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

  3.03 Inability to Determine Rates. If, in connection with any Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that
(a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders.

Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

  3.04  Increased Cost and Reduced Return; Capital Adequacy.

     (a) If any Lender determines that any Laws:

          (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

          (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitments); or

          (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

  3.05 Breakfunding Costs. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any Continuation, Conversion, payment or prepayment of any Offshore Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Offshore Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

  3.06 Matters Applicable to all Requests for Compensation. (a) A certificate of Administrative Agent claiming compensation under this Section 3 and setting
                                                         ---------
forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Lender shall be deemed to have funded
                              ---------
each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

  3.07  Survival.  All of Borrower's obligations under this Section 3 shall
                                                            ---------
survive termination of the Commitments and payment in full of all Obligations.

                                  SECTION 4.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

  4.01 Conditions of Initial Extension of Credit. The obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

      (a) Borrower Party Loan Documents and Corporate Documents. Unless waived by all Lenders (or by the Administrative Agent with respect to immaterial matters, or items specified in subsections (v) or (vi) below, that the Borrower has given assurances satisfactory to the Administrative Agent that they will be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated on or about the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower, executed by Borrower and Holdings;

          (ii) Committed Loan Notes executed by Borrower in favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Pro Rata Share;

          (iii) copies of the Development Guaranty substantially in the form of Exhibit F-1 hereto executed by Development and each of its Subsidiaries;
     -----------

           (iv) resolutions of the Board of Directors of each Borrower Party approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

           (v) such certificates of incumbency and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

           (vi) such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including, without limitation, certified copies of each Borrower Party's
     ---------
     Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

          (vii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or the Requisite Lenders reasonably may require.

     (b) Closing Certificate. Administrative Agent shall have received a certificate signed by a Responsible Officer of Borrower, dated as of the Closing Date, stating that (A) the conditions specified in Sections 4.01(c)
                                                           ----------------
and 4.01(d) have been satisfied and (B) there has been no event or
    -------
circumstances since March 28, 1999, which has a Material Adverse Effect.

     (c) Representations and Warranties. The representations and warranties made by Borrower and Holdings herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

     (d) No Default or Event of Default. Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

     (e) No Material Adverse Effect. Since March 28, 1999, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

     (f)  Corporate and Capital Structure, Ownership, Management, Etc.

          (i)  Corporate Structure.  The corporate organizational structure
               -------------------
     of Holdings and its Subsidiaries, both before and after giving effect to the Albertsons Acquisition, shall be as set forth on Schedule 4.01(f)
                                                          ----------------
     annexed hereto.

           (ii)  Capital Structure and Ownership.  The capital structure and
                 -------------------------------
     ownership of Holdings and Borrower, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 4.01(f) annexed hereto.
                                               ----------------

           (iii) Management; Employment Contracts; Stockholders Agreements.  The
                 ---------------------------------------------------------
     management structure of Holdings and Borrower after giving effect to the Acquisition shall be as set forth on Schedule 4.01(f) annexed hereto.
                                          ----------------

     (g)  Proceeds of Holdings Senior Notes.   On or before the Closing Date,
Holdings shall have issued and sold not less than $440,000,000 and not more than $450,000,000 in aggregate principal amount of Holdings Senior Notes having an interest rate not in excess of 11.0%; provided that the minimum
                                                --------
aggregate principal amount of Holdings Senior Notes shall be reduced by an amount, not to exceed $6,000,000, equal to the amount of Existing Holdings Notes that will remain outstanding after the Closing Date.

     (h)  Related Agreements; Existing Holdings Indenture.

           (i)   Form of Holdings Senior Note Indenture.  The Holdings Senior
                 --------------------------------------
     Note Indenture shall be in substantially the form described in that certain Offering Memorandum relating to the Holdings Senior Notes dated August 3, 1999, with such changes thereto, if any, that have been approved by Administrative Agent and Requisite Lenders.

           (ii)  Existing Holdings Indenture.  If any Existing Holdings Notes
                 ---------------------------
     will remain outstanding after the Closing Date, Administrative Agent shall have received a fully executed copy of the Existing Holdings Indenture, and all amendments or supplemental indentures thereto, which amendments or supplemental indentures shall be in form and substance satisfactory to Administrative Agent.

          (iii)  Related Agreements in Full Force and Effect.  Administrative
                 -------------------------------------------
     Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent and Requisite Lenders.

     (i)  Consummation of the Albertsons Acquisition.

           (i) All conditions to the Albertsons Acquisition set forth in the Albertsons Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders;

           (ii) the Albertsons Acquisition shall have become effective in accordance with the terms of the Albertsons Acquisition Agreement;

           (iii) Administrative Agent shall have received evidence satisfactory to it (including copies of all required consents) that either all landlords under leases of property included in the Albertsons Property shall have given any necessary consents to the sale of such property to Holdings and the transfer of such property by Holdings to Borrower or that Albertsons has indemnified Borrower for any losses or damages suffered by Borrower as a result of the failure to obtain any such landlord consent;

           (iv) Transaction Costs shall not exceed $18,000,000, and Administrative Agent shall have received evidence to its satisfaction to such effect; and

           (v) Administrative Agent shall have received a certificate signed by Responsible Officers of Holdings and Borrower to the effect set forth in clauses (i)-(iv) above.

     (j) Matters Relating to Existing Indebtedness of Borrower and its Subsidiaries.

       (i) Termination of Existing Credit Agreements and Related
           -----------------------------------------------------
     Liens; Existing Letters of Credit.  On the Closing Date,  Borrower and its
     ---------------------------------
     Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto.

       (ii) Existing Indebtedness to Remain Outstanding. Administrative
            -------------------------------------------
     Agent shall have received a certificate signed by a Responsible Officer of Borrower stating that, after giving effect to the transactions described in this Section 4.01(j), the Indebtedness of the Borrower Parties (other than
          ---------------
     Indebtedness under the Loan Documents, the Holdings Senior Notes, the Existing Holdings Notes, and the note referred to in Section 7.01(f)) shall
                                                          ---------------
     consist of (a) approximately $0 in aggregate principal amount of outstanding Indebtedness described in Part I of Schedule 7.01 annexed
                                                     -------------
     hereto and (b) Indebtedness in an aggregate amount not to exceed $19,000,000 in respect of capital leases described in Part II of Schedule
                                                                      --------
     7.01 annexed hereto.  The terms and conditions of all such Indebtedness
     ----
     shall be in form and in substance satisfactory to Administrative Agent and Requisite Lenders.

     (k) Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Borrower shall have obtained all consents from all Governmental Authorities and all consents of other Persons, in each case that are necessary or advisable in connection with the Albertsons Acquisition, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of Albertsons Properties in substantially the same manner as conducted prior to the consummation of the Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Albertsons Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     (l)    [intentionally omitted]

     (m) Financial Statements; Pro Forma Balance Sheet and Projections. On or before the Closing Date, Administrative Agent shall have received from Borrower the following:

           (i) any revisions to the projected consolidated financial statements of Borrower and its Subsidiaries for the three-year period after the Closing Date, reflecting the Albertsons Acquisition;

           (ii) pro forma financial statements for the Albertsons Properties on a stand-alone basis, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three fiscal years ended January 1999;

           (iii) unaudited financial statements of Borrower and its Subsidiaries as at June 27, 1999, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the nine-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

           (iv) a statement setting forth the sources and uses of funds in connection with the Albertsons Acquisition;

each of which revised projections, pro forma financial statements, unaudited financial statements, and other statements shall be in form and substance satisfactory to Administrative Agent and the Requisite Lenders.

     (n) Lien Searches and UCC Termination Statements. Administrative Agent shall have received (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Borrower and Development, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

     (o) Opinions. Administrative Agent and Lenders shall have received an opinion of Varner, Saleson and Dobler, LLP general counsel to Holdings, Borrower, and Development, substantially in the form of Exhibit E-1 hereto, and
                                                        -----------
opinions of Gibson, Dunn & Crutcher LLP,
special counsel to Holdings and Borrower, substantially in the forms of Exhibits
                                                                        --------
E-2 and E-3 hereto.
---     ---

     (p) Other Reports. Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of all contracts and agreements evidencing any contingent obligations of the Borrower and its Subsidiaries. Borrower shall have completed and returned to Administrative Agent the Administrative Agent's assessment review regarding the Borrower's programs for dealing with year 2000 computer issues, and Administrative Agent and the Requisite Lenders shall have been satisfied as to Borrower's responses therein.

     (q) Texas Eastern Corporation. Administrative Agent shall have received a letter from Bruce Varner summarizing statements made to him by Texas Eastern Corporation regarding its knowledge of Borrower's intention to enter into this Agreement, and stating its intentions regarding the exercise of the rights, if any, under the preferred stock issued to them by Borrower, which letter shall be in form and substance satisfactory to Administrative Agent.

     (r) Payment of Attorney Costs. Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

  4.02  Conditions to all Extensions of Credit.

     In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the obligation of each Lender to make any
     ---------       ---------
Extension of Credit  is subject to the following conditions precedent:

     (a) the representations and warranties of Borrower contained in Section 5,
                                                                     ---------
or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

     (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

     (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

     (d) in the case of any Extension of Credit consisting of Committed Loans the proceeds of which will be used for the purposes described in Section
                                                                 -------
2.01(c)(4), Borrower shall have provided evidence satisfactory to Administrative
----------
Agent (which evidence may, at the discretion of Administrative Agent, consist of a legal opinion in form and substance satisfactory to Administrative Agent) that the proposed use of proceeds of such Loans is not subject to the restrictions in
Article IV, Section 6(N) of Borrower's Restated Articles of Incorporation.

     (e) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

     Each request for an Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
                                                             ----------------
and 4.02(b) have been satisfied and on and as of the date of such Extension of
    -------
Credit.


                                  SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

  Borrower represents and warrants to Administrative Agent and Lenders that:

  5.01  Existence and Qualification; Power; Compliance with Laws.  Each
Borrower Party is a corporation duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

  5.02 Power; Authorization; Enforceable Obligations. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document and Related Agreements to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents or the Related Agreements. The Loan Documents and Related Agreements have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms.

  5.03  No Legal Bar.

      The execution, delivery, and performance by each Borrower Party of the Loan Documents and Related Agreements to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its

Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries. The Holdings Senior Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

  5.04  Financial Statements; No Material Adverse Effect.

       (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

       (b) Since March 28, 1999, there has been no event or circumstance which has a Material Adverse Effect.

  5.05 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could have a Material Adverse Effect.

  5.06 No Default. Neither any Borrower Party nor any of their respective Subsidiaries are in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

  5.07 Ownership of Property; Liens. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and their respective Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.

  5.08 Taxes. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are
                                      ------
being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that
       --------  -------
in each case no material item or portion of property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

  5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

      (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

      (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

  5.10  ERISA Compliance.

      (a) Borrower, each of its Subsidiaries, and each of their respective ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, and have performed all their obligations under each Plan. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

      (c) (i)  No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a

Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

  5.11 Intangible Assets. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

  5.12 Compliance With Laws. Each Borrower Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

  5.13 Environmental Compliance. Each Borrower Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

  5.14 Insurance. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

  5.15 Year 2000. Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by any Borrower Party or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

  5.16  Related Agreements.

      (a) Delivery of Related Agreements.  Borrower has delivered to Lenders
          ------------------------------
complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     (b) Seller's Warranties. Except to the extent otherwise set forth herein
         -------------------
the schedules hereto, each of the representations and warranties given by Albertsons to Borrower and/or Holdings in the Albertsons Acquisition Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Albertsons Acquisition Agreement.

     (c)  Warranties of Borrower and Holdings.  Subject to the qualifications
          -----------------------------------
set forth therein, each of the representations and warranties given by Borrower and Holdings to Albertsons in the Albertsons Acquisition Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

     (d)  Survival.  Notwithstanding anything in the Albertsons Acquisition
          --------
Agreement to the contrary, the representations and warranties of Borrower set forth in Sections 5.16(b) and 5.16(c) shall, solely for purposes of this
         ----------------     -------
Agreement, survive the Closing Date for the benefit of Lenders.

  5.17 Management Agreements and Stockholders Agreements. As of the Closing Date, there are no management employment contracts between Borrower or Holdings and any members of their senior management, and there are no stockholder agreements with respect to stock of Holdings or Borrower to which Holdings, Borrower or any members of their senior management are parties.

  5.18 Disclosure. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or Related Agreement or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.


                                  SECTION 6.
                             AFFIRMATIVE COVENANTS

      So long as any Extension of Credit remains unpaid, or any other
Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries, to:

  6.01 Financial Statements. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

      (a) (i) as soon as available, but in any event within 120 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures from the projections delivered to Lenders on or prior to the Closing Date or from the Financial Plan, as applicable, for the fiscal year covered by such financial statements, all in reasonable detail, which consolidated balance sheet and financial statements (excluding the comparisons to the projections) shall be audited and accompanied by a report and opinion of a "Big 5" public accounting firm, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 problem) not reasonably acceptable to the Requisite Lenders; and (ii) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures from the projections delivered to Lenders on or prior to the Closing Date or from the Financial Plan, as applicable, for the fiscal year covered by such financial statements, all in reasonable detail, which consolidated balance sheet and financial statements (excluding the comparisons to the projections) shall be audited and accompanied by a report and opinion of a "Big 5" public accounting firm, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 problem) not reasonably acceptable to the Requisite Lenders;

     (b) (i) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Holding's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and the figures from the projections delivered to Lenders on or prior to the Closing Date or from the Financial Plan, as applicable, for the fiscal quarter and portion of Holdings' fiscal year then ended covered by such financial statements, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and (ii) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and the figures from the projections delivered to Lenders on or prior to the Closing Date or from the Financial Plan, as applicable, for the fiscal quarter and portion of Borrower's fiscal year then ended covered by such financial statements, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

     (c) as soon as available, but in any event within 60 days after the end of each fiscal month of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income and cash flows for such fiscal month and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (d) as soon as practicable and in any event no later than 60 days after the end of each fiscal year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and the next two succeeding fiscal years (the "Financial Plan" for such Fiscal Years), including without limitation (i) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each quarter of the first such fiscal year and for each of the next two fiscal years, and projected capital expenditures for such fiscal year, together with pro forma Compliance Certificates for each such fiscal year
                    --- -----
and an explanation of the assumptions on which such forecasts are based, and
(ii) such other information and projections as any Lender may reasonably request.

  6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a)(ii), a certificate of its independent certified public
   -------------------
accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a)(ii) and (b)(ii), a duly completed Compliance Certificate
   --------------------     -------
signed by a Responsible Officer of Borrower and a reconciliation of intercompany transactions between Holdings and Borrower and Borrower's Subsidiaries;

     (c) not more than 30 days after the end of each fiscal month of Borrower, a duly completed Compliance Certificate, covering Part IV of Schedule 2 thereto only, signed by a Responsible Officer of Borrower;

     (d) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

     (e) promptly after the same are available and, in any event, not more than 30 days after the filing thereof, copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (f) promptly after the occurrence thereof, notice of any Default or Event of Default;

     (g) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

     (h) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party where the amount involved exceeds $1,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

     (i) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

     (j) promptly after the occurrence thereof, notice of any Material Adverse Effect;

     (k) promptly of any discovery or determination that any computer application (including those of its suppliers and vendors) that is material to any Borrower Parties' or any of their Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect;

     (l) promptly after the execution thereof, copies of all amendments, waivers and supplemental indentures made with respect to the Holdings Senior Note Indenture, the Holdings Senior Notes, the Existing Holdings Indenture or the Existing Holdings Notes;

     (m) promptly after the receipt by Borrower or any of its Subsidiaries thereof, notice of claim or notice to the effect that Borrower of any of its Subsidiaries is in default under any of its leases of real property; and

     (n) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

     Each notice pursuant to this Section 6.02 shall be accompanied by a
                                  ------------
statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

  6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

  6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

  6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

  6.06 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to Lender in such amounts and against such risks as is customary for similarly situated businesses.

  6.07  Compliance With Laws.

      (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

      (b) Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

  6.08 Inspection Rights. At any time during regular business hours and as often as reasonably requested, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

  6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

  6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

  6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such
                                                         ------
Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or
(c) if the failure to comply therewith does not have a Material Adverse Effect.

  6.12 Use of Proceeds. Use the proceeds of Extensions of Credit for lawful working capital and general corporate purposes not otherwise in contravention of this Agreement.

  6.13 Further Assurances. Execute and file all such further instruments, and perform such other acts, as Administrative Agent or Requisite Lenders may determine are reasonably necessary to effectuate the intent of the Loan Documents.

  6.14 Execution of Subsidiary Guaranty by Future Subsidiaries

       (a) Execution of Subsidiary Guaranty. In the event that any Person becomes a Domestic Subsidiary of Borrower after the date hereof, Borrower will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a Subsidiary Guaranty (or a counterpart thereof if the Subsidiary Guaranty has been previously executed and delivered).

       (b) Subsidiary Charter Documents, Legal Opinions, Etc. Borrower shall deliver to Administrative Agent, together with such Subsidiary Guaranty, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Subsidiary Guaranty are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Subsidiary Guaranty, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Subsidiary Guaranty, (c) the enforceability of such Subsidiary Guaranty against such Subsidiary, (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

  6.15 Landlord Waivers.

     Borrower shall use its best efforts to deliver to Administrative Agent not more than 90 days after the Closing Date, with respect to each store leased by Borrower or any of its Subsidiaries, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that such lessor shall not terminate such lease as a result of a default by such Borrower Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default,
(ii) that such lessor subordinates any liens or similar rights it has against inventory or other property of such Borrower Party located in such leasehold property in favor of any liens placed on such inventory or other property to secure Obligations of such Borrower Party, (iii) that such lessor will not prevent Administrative Agent or its agents from entering the leasehold property and removing any property that any Borrower Party has pledged or granted a lien on to secure its Obligations, and (iv) to such other matters relating to such leasehold property as Administrative Agent may reasonably request.


                                  SECTION 7.
                               NEGATIVE COVENANTS

     So long as any Extension of Credit remains unpaid, or any other Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

  7.01 Indebtedness.

       Create, incur, assume or suffer to exist any Indebtedness, except:
                                                                  ------

       (a) Ordinary Course Indebtedness;

       (b) Indebtedness outstanding on the date hereof and listed on Schedule
                                                                     --------
7.01; and any refinancings, refundings, renewals or extensions thereof, provided
-----                                                                   --------
that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

       (c) Indebtedness owed under capital leases acquired in the Albertsons Acquisition in an aggregate principal amount not to exceed $15,000,000 and any refinancings, refundings, renewals or extensions thereof, provided that the
                                                          --------
amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

       (d) Indebtedness owed by Borrower or any of its Subsidiaries under or in respect of (i) other capital leases or (ii) Indebtedness incurred for the acquisition, construction or refinance of real property constructed or acquired within the 12 month period preceding the incurrence of such Indebtedness, and
(iii) any refinancings, refundings, renewals or extensions of any Indebtedness permitted under this clause (d), provided that the amount of any such
                                 --------
Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder; and provided further
                                                            ----------------
that the aggregate principal amount of all Indebtedness permitted under this clause (d) shall not at any time exceed $10,000,000;

     (e) unsecured Indebtedness owed under Swap Agreements entered into for the purpose of hedging against fluctuations in interest rates payable in respect of the Obligations owed hereunder;

     (f) an unsecured demand promissory note payable by Borrower to Holdings, to be issued as a dividend on or about August 6, 1999, in the original principal amount of $50,000,000;

     (g) Indebtedness consisting of the obligation to pay dividends following the declaration thereof, to the extent payment of such dividends is permitted hereunder; provided that such dividends are paid within 60 days of the
           --------
declaration thereof;

     (h) Indebtedness consisting of the obligation to pay any final judgment against Borrower or any of its Subsidiaries, except to the extent that non-payment of such judgment would result in a Default or Event of Default under
Section 9.01(h); and
---------------

     (g) other Unsecured Indebtedness not exceeding $5,000,000 in the aggregate at any time.

  7.02 Liens and Negative Pledges.

       Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:
------

     (a) Liens and Negative Pledges existing on the date hereof and listed on
Schedule 7.01 and any renewals or extensions thereof; provided that the
-------------                                         --------
obligations secured or benefited thereby or the property covered thereby are not increased, except as permitted by Section 7.01(b);
                                  ---------------

     (b)  Ordinary Course Liens;

     (c) Liens securing the Indebtedness permitted under Section 7.01(c);
                                                         ---------------
provided that such Liens shall only extend to the property acquired with such
--------
Indebtedness or leased under any capital lease permitted under Section 7.01(c);
                                                               ---------------

     (d) Liens securing the Indebtedness permitted under Section 7.01(d);
                                                         ---------------
provided that (i) any Liens securing Indebtedness permitted under clause (i) of
--------
Section 7.01(d) shall only extend to the property subject to the capital lease
---------------
under which such Indebtedness is owed, (ii) any Liens securing Indebtedness permitted under clause (ii) of Section 7.01(d) shall only extend to the real
                               ---------------
property constructed, acquired or refinanced during the 12 month period preceding the incurrence of such Indebtedness; and (iii) any Liens securing Indebtedness permitted under clause (iii) of

Section 7.01(d) shall only extend to the property securing the Indebtedness
---------------
being refinanced, refunded, renewed or extended; and

     (e) other Liens securing Indebtedness in an aggregate principal amount not to exceed $250,000 at any time.

  7.03 Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution, except, that so long as no Default or Event of Default exists or would result therefrom:

       (a) any Subsidiary of Borrower may merge with (i) Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) with any one or more Subsidiaries of Borrower, and (iii) with any joint ventures, partnerships and other Persons other than Santee Dairies LLC or Santee Dairies Inc., so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary of Borrower; provided that when any Wholly-Owned Subsidiary of
                        --------
Borrower is merging into another Subsidiary of Borrower, the Wholly-Owned Subsidiary of Borrower shall be the continuing or surviving Person; and

       (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or any of its Subsidiaries; provided that when any Wholly-Owned Subsidiary of Borrower is
              --------
selling all or substantially all of its assets to another Subsidiary of Borrower, the Subsidiary acquiring such assets shall be a Wholly-Owned Subsidiary of Borrower.

  7.04 Dispositions.  Make any Dispositions, except:
                                             ------

       (a) Ordinary Course Dispositions;

       (b) Dispositions permitted by Section 7.03;
                                     ------------

       (c) Borrower and its Subsidiaries may Dispose of their interest in Santee Dairies LLC; and

       (d) Borrower and its Subsidiaries may make Dispositions in the ordinary course of business (including, without limitation, Dispositions in the ordinary course of business of stores, the inventory located therein and other property used in connection therewith) after the Closing Date of assets having an aggregate fair market value of not more than $25,000,000 in each four consecutive fiscal quarter period.

  7.05  Investments.  Make any Investments, except:
                                            ------

       (a) Investments existing on the date hereof;

       (b) Ordinary Course Investments;

     (c) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes not exceeding $500,000 in the aggregate;

     (d) Investments permitted by Section 7.03; and
                                  ------------

     (e) Investments not exceeding $5,000,000 in the aggregate.

  7.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any under lease or agreement to lease, except:
                                                           ------

     (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof to the extent such renewal, extension or refinancing is not prohibited by Section 7.01;
              ------------

     (b) leases (other than capital leases) entered into or assumed by Borrower or any of its Subsidiaries after the date hereof in the ordinary course of business; and

     (c) capital leases to the extent the Indebtedness thereunder is not prohibited by Section 7.01.
              ------------

  7.07  Restricted Payments.  Make any Restricted Payments, except:
                                                            ------

     (a) Borrower may declare and pay dividends in respect of the shares of its preferred stock, no par value, outstanding on the Closing Date, at the rate of $11 per share per annum; and

     (b) Borrower may redeem for the liquidation preference thereof the shares of its preferred stock, no par value, outstanding on the Closing Date.

  7.08 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

  7.09 Change in Nature of Business. Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof.

  7.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are not otherwise prohibited hereunder; provided that the
                                                        --------
foregoing restriction shall not apply to transactions between Borrower and any of its Wholly-Owned Subsidiaries or between any of Borrower's Wholly-Owned Subsidiaries.

  7.11 Hostile Acquisitions. Use the proceeds of any Extension of Credit in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person unless (a) Borrower has given
                          ------

Administrative Agent (who shall promptly notify each Lender) five Business Days' prior notice thereof and (b) no Lender shall have, within that period, notified Administrative Agent (who shall promptly notify Borrower) not consented to the use of the proceeds of such Extension of Credit for that purpose.

  7.12  [intentionally omitted]

  7.13 Limitations on Upstreaming. Agree to any restriction or limitation on the making of Restricted Payments, the payment of dividends or distributions, the repurchasing of capital stock, or the transferring of assets from any Subsidiary of Borrower to Borrower, except for the restriction in Section 4.07
                                    ------
of the Holdings Senior Note Indenture, as in effect on the  Closing Date.

  7.14  Financial Covenants.

     (a) Adjusted Consolidated Net Worth. Permit, at any date of determination, the sum of (i) Consolidated Net Worth on the last day of the fiscal quarter most recently ended on or prior to such date of determination plus (ii) the
                                                              ----
aggregate unpaid principal amount of any Indebtedness owed by Borrower to Holdings that is permitted under Section 7.01 that remains outstanding on such
                                 ------------
date of determination, to be less than the sum of (v) Starting Consolidated Net Worth, minus (w) $115,000,000, plus (x) an amount equal to 90% of the Holdings
       -----                    ----
Consolidated Net Income for each fiscal quarter ending during the period from the Closing Date to such date of determination (with no deduction for a net loss in any such fiscal quarter) plus (y) an amount equal to 100% of the aggregate
                            ----
increases in Shareholders' Equity of Borrower and its Subsidiaries during the period from the Closing Date to such date of determination by reason of the issuance and sale of capital stock of Borrower (including upon any conversion of debt securities of Borrower into such capital stock) plus (z) contributions made
                                                     ----
during the period from the Closing Date to such date of determination by Holdings to the capital of Borrower as equity (excluding those made pursuant to Sections 8.09 and 8.10).
-------- ----     ----

     (b) Consolidated EBITDA.

     Permit Consolidated EBITDA for any period set forth below to be less than the correlative amount indicated; provided that Consolidated EBITDA for the
                                  --------
fiscal quarters ending on or before September 24, 2000 shall be measured on an Annualized basis:

           Period Ending                      Minimum Consolidated EBITDA
--------------------------------------------------------------------------
     Fiscal Quarter Ending March 26, 2000              $75,000,000

     Two Fiscal Quarters Ending June 25, 2000          $75,000,000

     Three Fiscal Quarters Ending on or about
      September 24, 2000                               $75,000,000

     Each Four Fiscal Quarter Period Ending
      after September 24, 2000                         $75,000,000

  7.15 Change in Auditors. Change the certified public accountants auditing the books of Borrower without the consent of Requisite Lenders, other than any change to a "Big 5" accounting firm.

  7.16 Amendments or Waivers of Related Agreements. Agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders, to such amendment or waiver.

  7.17 Use of Capital Contributions. Use any cash contributions to Borrower's capital made by Holdings for any purpose other than general corporate purposes, including working capital and short term financing of capital expenditures.


                                  SECTION 8.
                               HOLDINGS COVENANTS

     So long as any Extension of Credit remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Holdings shall, and shall cause each of its Subsidiaries, to perform, all covenants in this Section 8.
                               ---------

  8.01 Indebtedness. Holdings shall not create, incur, assume or suffer to exist any Indebtedness, except:
                        ------
      (a) Indebtedness owed under the Holdings Senior Notes in an aggregate principal amount not to exceed the amount thereof issued on the Closing Date, which shall not exceed $450,000,000;

      (b) Indebtedness owed to Borrower or any Subsidiary of Borrower, to the extent permitted under Section 7, and Indebtedness owed to Development or any
                       ---------
Subsidiary of Development; and

    (c) Indebtedness in an aggregate principal amount not to exceed $6,000,0000 owed under the Existing Holdings Notes that remain outstanding on the Closing Date.

  8.02 Restricted Payments. Holdings shall not make or permit Borrower or any of Borrower's Subsidiaries to make any Restricted Payments, except:
                                                                ------
     (a) Holdings may make Restricted Payments to purchase, prepay, redeem or otherwise acquire for value Holdings Senior Notes, provided that the
                                                   --------
aggregate amount of such Restricted Payments does not exceed the sum of (i) the aggregate amount of net cash proceeds received by Holdings or any of its Subsidiaries after the Closing Date from Dispositions that are permitted hereunder, excluding any such net cash proceeds that are reinvested by Holdings or any of its Subsidiaries in their respective businesses within 12 months of the receipt thereof and any such net cash proceeds that are used to repay Obligations and reduce the Commitments, plus (ii) the net cash proceeds received by Holdings from any Person (other
----
than Borrower or a Subsidiary of Borrower) from the issuance and sale after the Closing Date of common stock of Holdings.

     (b) Holdings may declare and pay dividends in respect of its common stock on or after December 31, 2000, in an aggregate amount not to exceed 50% of the cumulative amount of Holdings Consolidated Net Income earned from the fiscal period commencing on or about September 30, 2000 and ending on the last day of the most recent fiscal quarter ending on or prior to the date such dividend is declared (treating such period as a single accounting period); provided that any
                                                               --------
such dividend is paid within 60 days of the declaration thereof.

     (c) Holdings may redeem, prepay, or defease Existing Holdings Notes on the Closing Date;

     (d) Holdings may redeem, prepay, or defease Existing Holdings Notes after the Closing Date with Existing Holdings Notes Sinking Funds (as defined in
Section 8.11);
-------------

     (e) Holdings may repurchase, redeem, acquire or retire for value any capital stock of Holdings held by any key employee of Holdings or its Subsidiaries (other than any key employee that is a partner of or otherwise holds any equity interest in La Cadena Investments or any La Cadena Successor (as such term is defined in the Holdings Senior Note Indenture)) upon any such person's death, disability or termination of employment and pursuant to any management equity subscription agreement, stock option agreement or other incentive compensation plan or agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such redeemed,
          --------
acquired or retired capital stock shall not exceed $500,000, which aggregate amount shall increase by $500,000 on each anniversary of the Closing Date.

  8.03 Change in Nature of Business; Ownership of Assets.  Holdings shall not
(i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party and other contracts or agreements to which it is a party on the Closing Date or (ii) own any assets other than (a) the capital stock of Borrower and Development, (b) cash and cash equivalents in an amount not to exceed the amount needed for the purpose of paying general operating expenses of Holdings, including paying interest on the Holdings Senior Notes,
(c) the Capital Expenditure

Funds (as defined in Section 8.10) and the capital expenditures paid
                     ------------
for with Capital Expenditure Funds, (d) the Existing Holdings Notes Sinking Funds (as defined in Section 8.11), and (e) promissory notes payable by Borrower
                     ------------
to Holdings that are otherwise permitted to be issued by Borrower hereunder.

  8.04 Transactions with Affiliates. Holdings shall not enter into any transaction of any kind with any Affiliate of Holdings other than arm's-length transactions with Affiliates that are not otherwise prohibited hereunder, provided that Holdings may pay an advisory fee in an amount not to exceed
--------
$5,000,000 to La Cadena Investments, a California general partnership, on the Closing Date; and provided further that the foregoing restriction shall not
                  -------- -------
apply to transactions between Holdings and any of its Wholly-Owned Subsidiaries or between any of Holdings' Wholly-Owned Subsidiaries.

  8.05 Amendments or Waivers of Related Agreements and Existing Holdings Indenture.

       (a) Holdings shall not amend or otherwise change the terms of the Holdings Senior Notes, the Holdings Senior Note Indenture, the Existing Holdings Notes, or the Existing Holdings Indenture, or make or permit any of its Subsidiaries to make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on Holdings Senior Notes or Existing Holdings Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change or permit any of its Subsidiaries to change any collateral therefor (other than to release such collateral), or add any Negative Pledge thereto or modify any Negative Pledge therein that would in either case restrict the ability of any Borrower Party to grant liens to secure the Obligations of such Borrower Party, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Holdings Senior Notes (or a trustee or other representative on their behalf) which would be adverse to Holdings or Lenders.

       (b) Holdings shall not agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Albertsons Acquisition Agreement in each case as in effect on the Closing Date, in a manner adverse to Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent and Requisite Lenders.

  8.06 Maintenance of Availability. Holdings shall and shall cause its Subsidiaries to at all times maintain the ability of Borrower to incur not less than $15,000,000 of additional Indebtedness pursuant to clause (14) of Section 4.09(o) of the Holdings Senior Note Indenture, less an amount not to exceed $5,000,000 of Letter of Credit Usage in respect of Letters of Credit that are not Permitted Workers Compensation Letters of Credit.

  8.07 Execution of Development Guaranty by Future Subsidiaries

       (a) Execution of Subsidiary Guaranty. In the event that any Person becomes a Domestic Subsidiary of Development after the date hereof, Holdings will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Development Guaranty.

       (b) Subsidiary Charter Documents, Legal Opinions, Etc. Holdings shall deliver to Administrative Agent, together with such counterpart of the Development Guaranty, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent,
(iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Development Guaranty are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Development Guaranty, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Development Guaranty, (c) the enforceability of such Development Guaranty against such Subsidiary, (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

  8.08 Maintenance of Separate Corporate Identity.

       Holdings shall, and shall cause Borrower to (i) maintain books and records separate from any other person or entity; (ii) maintain its bank accounts separate from any other Person; (iii) hold all of its assets in its own name and not commingle its assets with any other Person; (iv) conduct its business in its own name; (v) maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person; (vi) pay its own liabilities and expenses only out of its own funds; (vii) observe all corporate formalities including the holding of separate board meetings;
(vii) use separate stationery, invoices and checks bearing its own name; (ix) not hold out its credit as being available to satisfy the obligations of any other Person; (x) hold itself out as a separate entity; and (xi) correct any known misunderstanding regarding its separate identity.

  8.09 Albertsons Acquisition.

       Not more than 45 days after the Closing Date, Holdings shall consummate all purchases contemplated by the Albertsons Acquisition Agreement, receive good title to the Albertsons

Properties, and contribute to Borrower as an equity contribution the Albertsons Properties and all net cash proceeds received by Holdings from the issuance of the Holdings Senior Notes that have not been used by Holdings as of the 45th date after the Closing Date to pay for Acquisition Financing Requirements, or to redeem Existing Holdings Notes, excluding the Capital Expenditure Funds (as defined in Section 8.10) and the Existing Holdings Notes Sinking Funds
           ------------
(as defined in Section 8.11).  Promptly upon the transfer of any of the
               ------------
Albertsons Properties to Holdings, Holdings shall execute and deliver to Borrower all bills of sale, warranty deeds, grant deeds, and assignment and assumption agreements necessary or useful to transfer title of the Albertsons Properties from Holdings to Borrower.

  8.10 Capital Expenditure Funds.

       Holdings may retain net cash proceeds from the issuance of the Holdings Senior Notes (the "Capital Expenditure Funds") in an amount not to exceed $25,000,000, to be applied as set forth in this Section. Holdings shall use the Capital Expenditure Funds solely to pay for capital expenditures made in connection with the Albertsons Properties. Promptly after the completion of such capital expenditures, Holdings shall contribute the assets acquired with the proceeds of such capital expenditures to Borrower as an equity contribution. Not later than March 31, 2000, Holdings shall contribute to Borrower as an equity contribution all Capital Expenditure Funds that have not been applied by such date to pay for capital expenditures made in connection with the Albertsons Properties.

  8.11 Existing Holdings Notes Sinking Funds

       On the Closing Date, Holdings will establish and thereafter maintain a deposit or investment account with Administrative Agent and deposit therein cash in an amount equal to the aggregate face amount of the Existing Holdings Notes that will not be repurchased, repaid, redeemed or otherwise defeased on the Closing Date (the funds in such account being the "Existing Holdings Notes
Sinking Funds").   Holdings will invest the Existing Holdings Note Sinking Funds only in cash and cash equivalents. Until all Existing Holdings Notes have been permanently retired, Holdings shall not use the Existing Holdings Notes Sinking Funds for any purpose other than the repurchase, repayment, redemption, or other retirement of the Existing Holdings Notes.

  8.12 Use of Proceeds of Repayments of Indebtedness by Borrower to Holdings.

       Holdings shall not advance to Borrower as a capital contribution or otherwise any funds received by Holdings from Borrower consisting of payments on Indebtedness owed by Borrower to Holdings.


                                  SECTION 9.
                         EVENTS OF DEFAULT AND REMEDIES

  9.01 Events of Default.

       Any one or more of the following events shall constitute an Event of
Default:

     (a) Borrower fails to pay any principal on any Extension of Credit as and on the date when due; or

     (b) Borrower fails to pay any interest on any Extension of Credit, or any commitment fees due hereunder within three days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

     (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.01, 6.02, 6.08, 7 or 8; or
             -------------  ----  -----  -    -

     (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

     (f) Any Borrower Party (or Santee Dairies LLC or Santee Dairies Inc. if either is then a Subsidiary of Borrower) (i) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) or (ii) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of $2,500,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable, or any Borrower Party (or Santee Dairies LLC or Santee Dairies Inc. if either is then a Subsidiary of Borrower) is unable or admits in writing its inability to pay its debts as they mature; or

     (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (h) A final judgment against any Borrower Party (or Santee Dairies LLC or Santee Dairies Inc. if either is then a Subsidiary of Borrower) is entered for the payment of money in excess of $2,500,000, or any non-monetary final judgment is entered against any Borrower Party

(or Santee Dairies LLC or Santee Dairies Inc. if either is then a Subsidiary of Borrower) which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

     (i) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $3,250,000; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000;

     (k) Any event occurs which has a Material Adverse Effect;

     (l) Jack H. Brown shall cease for any reason (including death or disability) to be the Chairman and CEO of Borrower;

     (m) Holdings shall cease to own 100% of the outstanding capital stock of Borrower (other than the shares of Borrower's preferred stock, no par value, outstanding on the Closing Date); or any Change in Control, as such term is defined in the Holdings Senior Note Indenture as in effect on the Closing Date, shall occur; or

     (n) the Albertsons Acquisition shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Albertsons Acquisition shall be unwound, reversed or otherwise rescinded in whole or in part for any reason:

  9.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

     (a) the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.01(i):
----- ----                                  ---------------

          (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

     (b) Upon the occurrence of any Event of Default described in Section
                                                                  -------
9.01(i):
-------

          (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

          (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

     (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

     (d) Except as permitted by Section 11.05, no Lender may exercise any rights
                                -------------
or remedies with respect to the Obligations without the consent of the Requisite Lenders in their sole discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.


                                  SECTION 10.
                              ADMINISTRATIVE AGENT

  10.01  Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints,
                                                    -------------
designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and
--------  -------
immunities (i) provided to Administrative Agent in this Section 10 with respect
                                                        ----------
to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10
                                                                      ----------
included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

  10.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

  10.03 Liability of Administrative Agent. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

  10.04  Reliance by Administrative Agent.

     (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has executed this Agreement shall be deemed to
------------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

  10.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 9;
                                                             ---------
provided, however, that unless and until Administrative Agent has received any
--------  -------
such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

  10.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including without limitation, whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

  10.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided,
                                                                --------
however, that no Lender shall be liable for the payment to any Administrative
-------
Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however,
                                                           --------  -------
that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

  10.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

  10.09 Successor Administrative Agent. Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and
                                                           --------------
Sections 11.03 and 11.11 shall inure to its benefit as to any actions
----------         -----
taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.


                                  SECTION 11.
                                 MISCELLANEOUS

  11.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Administrative Agent and Requisite Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitments (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in any Commitment of any Lender) or modify the Pro Rata Share of any Lender;

     (c) To amend the provisions of the definition of "Requisite Lenders",
                                                       -----------------
Sections 4 or 9 or this Section 11.01;
----------    -         -------------

     (d) To release the any guarantor from its obligations under any Guaranty;
or

     (e) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders.

provided, however, that (i) no amendment, waiver or consent shall, unless in
--------  -------
writing and signed by Issuing Lender in addition to the Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender under any Loan Document relating to Letters of Credit and (ii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

  11.02  Transmission and Effectiveness of Notices and Signatures.

     (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be
                                                   --------------
transmitted by Requisite Notice to the number and address set forth on Schedule
                                                                       --------
11.02, may be delivered by the following modes of delivery, and shall be
-----
effective as follows:

      Mode of Delivery             Effective on earlier of actual receipt and:
    ---------------------------------------------------------------------------
      Courier                      Scheduled delivery date

      Facsimile                    When transmission in legible form complete

      Mail                         Fourth Business Day after deposit in U.S.
                                   mail first class postage pre-paid

      Personal delivery            When received

      Telephone                    When conversation completed

provided, however, that communications delivered to Administrative Agent
--------  -------
pursuant to Section 2 shall not be effective until actually received by
            ---------
Administrative Agent.

     (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (d) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     (c) Effectiveness of Facsimile Signatures. Signatures on communications may be transmitted by facsimile only with the consent of Administrative Agent in its sole discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof.

  11.03  Attorney Costs, Expenses and Taxes.

     Borrower agrees (a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, whether or not they become effective, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable Attorney Costs, and
(b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including, without limitation, Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include Administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

  11.04  Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitments and its Pro Rata Share of the Extensions of Credit; provided that (i) such assignment, if
                                        --------
not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and Administrative Agent and Issuing Lender (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice Assignment and Acceptance and consent thereto by Administrative Agent and Issuing

Lender and payment of the requisite fee described below, the Eligible
Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

     (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule
                                                                      --------
11.02 giving effect thereto.
-----

     (d) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another Lender) all or any portion of its Commitments and its Pro Rata Share of the Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of
Section 3 (but only to the extent that the cost of such benefits to Borrower
---------
does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv)
                                                ------------------------
Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitments or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however,
                                                           --------  -------
that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or
(C) reduces the amount of any installment of principal owing to such participant.

  11.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and
                  ----------------
during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such

Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

  11.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                           --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

  11.07  No Waiver; Cumulative Remedies.

     (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     (c) The terms and conditions of Section 10 are inserted for the sole
                                     ----------
benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

  11.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

  11.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  11.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of
--------
Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

  11.11 Nature of Lenders' Obligations. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower.

Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

  11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

  11.13 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims,
                   -----------
demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party, the Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities");
                                                  -----------------------
provided that no Indemnitee shall be entitled to indemnification for any loss
--------
caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

  11.14  Nonliability of Lenders.

     Borrower acknowledges and agrees that:

     (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither

Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

     (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their Property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

  11.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature
   --------------     -----
hereunder or by reason hereof.

  11.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  11.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose
                               ------------------------
of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information to (a) any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their affiliates or any of their or their affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") in connection
                                                 ---------------
with the exercise of such authority or claimed authority; (b) the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; (c) Representatives whom it determines need to know such information for the purposes set forth in this Section; and (d) any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any
                                                           --------
such recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not
                                      --------
known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or
(z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not
                       --------
known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

  11.18 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

  11.19 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

  11.20  Time of the Essence.  Time is of the essence of the Loan Documents.

  11.21 Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form W-8BEN (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

  11.22  [intentionally omitted]

  11.23  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY,

ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

  11.24 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

  11.25 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              STATER BROS. MARKETS

                              By: /s/ Dennis N. Beal
                                 --------------------------
                              Name: Dennis N. Beal
                                    -----------------------
                              Title: Senior Vice President and
                                     -------------------------
                                     Chief Financial Officer
                                     -----------------------

                              STATER BROS. HOLDINGS, INC.

                              By: /s/ Bruce D. Varner
                                 --------------------------
                              Name: Bruce D. Varner
                                   ------------------------
                              Title: Secretary
                                    -----------------------


                              BANK OF AMERICA, N.A., as
                              Administrative Agent

                              By: /s/ Helen Wilson
                                 --------------------------
                              Name: Helen Wilson
                                 --------------------------
                              Title: Vice President
                                 --------------------------

                              BANK OF AMERICA, N.A., as
                              Issuing Lender and a Lender

                              By: /s/ Helen Wilson
                                 --------------------------
                              Name: Helen Wilson
                                 --------------------------
                              Title: Vice President
                                 --------------------------

                                                                       EXHIBIT A

                    FORM OF REQUEST FOR EXTENSION OF CREDIT

                                                                 Date: ______,

To:  BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of August 6, 1999 between STATER BROS. MARKETS, a California corporation ("Borrower"), STATER
                                                              --------
BROS. HOLDINGS INC., a Delaware corporation ("Holdings"), Lenders from time to
                                              --------
time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined).

     The undersigned hereby requests (select one):

     [_]  A Borrowing of Loans      [_]  A Conversion or Continuation of Loans

     1.    On ______________________________________.

     2.    In the amount of $_______________________.

     3.    Comprised of ____________________________.
                          [type of Loan requested]

     4.    If applicable: with an Interest Period of ____________ months.

     The undersigned hereby certifies that the proceeds of the Loans will be used for purposes described in clause [_] of Section 2.01(c) of the Agreement.
                                             ---------------
If proceeds of the Loans will be used for purposes described in Section
                                                                -------
2.01(c)(4) of the Agreement, attached hereto is evidence satisfactory to
----------
Administrative Agent (which evidence may, at the discretion of Administrative Agent, consist of a legal opinion in form and substance satisfactory to Administrative Agent) that the proposed use of proceeds of such Loans is not subject to the restrictions in Article IV, Section 6(N) of Borrower's Restated Articles of Incorporation.

     The foregoing request complies with the requirements of Section 2.01 of the
                                                             ------------
Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

           (a) The representations and warranties made by Borrower and Holdings in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

          (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                  STATER BROS. MARKETS

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________

                                                                       EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE

                                             Financial Statement Date: ________,

To:  BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of August 6,1999 between STATER BROS. MARKETS, a California corporation ("Borrower"),
                                                                --------
STATER BROS. HOLDINGS INC., a Delaware corporation ("Holdings"), Lenders from
                                                     --------
time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined).

     The undersigned Responsible Officers hereby certify as of the date hereof that they are the ______________________________ of Borrower and ___________ of
Holdings, respectively, and that, as such, they are authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower and Holdings, and that:

           [Use following for fiscal year-end financial statements]

     1.  Attached hereto as Schedule 1 are the year-end audited financial
                            ----------
statements required by Section 6.01(a) of the Agreement for the fiscal years of
                       ---------------
Borrower and Holdings ended as of the above date, together with the reports and opinions of an independent certified public accountant required by such section.

          [Use following for fiscal quarter-end financial statements]

     1.  Attached hereto as Schedule 1 are the unaudited financial statements
                            ----------
required by Section 6.01(b) of the Agreement for the fiscal quarters of Borrower
            ---------------
and Holdings ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries and of Holdings and its Subsidiaries, respectively, in each case in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned have reviewed and are familiar with the terms of the Agreement and have made, or have caused to be made under their supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower and Holdings during the accounting periods covered by the attached financial statements.

     3. A review of the activities of the Borrower Parties during such fiscal period has been made under our supervision with a view to determining whether during such fiscal period the

Borrower Parties performed and observed all their respective Obligations under the Loan Documents, and

                                 [select one:]

     [to the best knowledge of the undersigned during such fiscal period, each Borrower Party performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                    --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of all such Defaults and its nature and status:]

     4.  The following financial covenant analyses and information set forth on

Schedule 2 attached hereto are true and accurate on and as of the date of this
----------
Certificate.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of _____________, ________.

                                        STATER BROS. MARKETS

                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________


                                        STATER BROS. HOLDINGS INC.

                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

For the Quarter/Year ended ________________("Statement Date")
                                             --------------

                                  SCHEDULE 2
                         to the Compliance Certificate
                                 ($ in 000's)

I.   Section 7.14(a) - Adjusted Consolidated Net Worth.

     A.   Actual Shareholders' Equity at Statement Date:          $_____________

     B.   Outstanding principal amount of Indebtedness owed
          by Borrower to Holdings on Statement Date:              $_____________

     C.   Adjusted Consolidated Net Worth
          (Lines I.A + I.B):                                      $_____________

     D.   Starting Consolidated Net Worth:                        $_____________

     E.   90% of Holdings Consolidated Net Income for each
          fiscal quarter ending after Closing Date (no
          reduction for losses):                                  $_____________

     F.   100% of net proceeds from issuance of equity of
          Borrower after date of Agreement (including
          conversion of debt securities):                         $_____________

     G.   Contributions by Holdings to the capital of
          Borrower (other than pursuant to Sections 8.09
          and 8.10):                                              $_____________

     H.   Minimum required Adjusted Consolidated Net Worth
          (Lines I.D + I.E + I.F + I.G minus $115,000,000):       $_____________
                                       -----

     I.   Excess (deficient) for covenant compliance
          (Lines I.C - I.H):                                      $_____________

II.  Section 7.14(b) - Consolidated EBITDA.

     A.   Consolidated EBITDA for [one][two][three][four]
          consecutive fiscal quarters(s) ending on above date
          ("Subject Period"):
            --------------

          1.   Consolidated Net Income for Subject Period:        $_____________

          2.   Consolidated Interest Charges, as deducted from
               Consolidated Net Income for Subject Period:        $_____________

          3.   Provision for income taxes for Subject Period:     $_____________

          4.   Depreciation and Amortization expenses deducted
               from Consolidated Net Income for Subject Period
               (minus any extraordinary gains for Subject
                -----
               Period not previously excluded in Lines
               II.A.1-II.A.3):                                    $_____________

          5.   Consolidated EBITDA for subject period
               (Lines II.A.1 + II.A.2 + II.A.3 + II.A.4):         $_____________

          6.   Consolidated EBITDA for subject period
               calculated on an Annualized Basis (for Subject
               Periods ending on March 26, 2000, June 25,
               2000 and September 24, 2000 only)                  $_____________

     B.   Minimum required:                                       $75,000,000.00
                                                                  --------------

     C.   Excess (deficient) for covenant compliance
          (Line II.A.5 or II.A.6 - II.B):                         $___________

III. Section 8.02(b) - Restricted Payments.

     A.   Holdings Consolidated Net Income from September 24,
          2000 through Statement Date declared:                   $_____________

     B.   50% of Line III.A:                                      $_____________

     C.   Aggregate of dividends paid on Holdings common stock
          on or after December 31, 2000:                          $_____________

     D.   Excess (deficient) for covenant compliance
          (Line III.B-Line III.C):                                $_____________

IV.  Section 2.01(d) and 2.04(a) - Inventory Coverage.

     A.   Aggregate principal amount of Loans and Letter of
          Credit Usage on Statement Date:                         $_____________

     B.   Book value of Inventory of Borrower and its
          Subsidiaries:                                           $_____________

     C.   45% of Line IV.B :                                      $_____________

     D.   Excess (deficient) for covenant compliance
          (Line IV.C -Line IV.A):                                 $_____________

                                                                       EXHIBIT C

                          FORM OF COMMITTED LOAN NOTE

$_______________________                                    ____________________

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to
                                               --------
pay to the order of _____________________(the "Lender"), on the Maturity Date
                                               ------
(as defined in the Credit Agreement referred to below) the principal amount of $_____________________, or such lesser principal amount of Committed Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Maturity Date under that certain Credit Agreement dated as of August 6, 1999 among Borrower, STATER BROS. HOLDINGS INC., a Delaware corporation ("Holdings"), Lenders from time to time party thereto, and BANK OF AMERICA,
 ---------
N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).
 ---------

     Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

     All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Payment office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is one of the "Committed Loan Notes" referred to in the Credit
                              --------------------
Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Committed Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                             STATER BROS. MARKETS

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                                                       EXHIBIT D

                  FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                                _________, _____

To:  BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of August 6,1999 between STATER BROS. MARKETS, a California corporation ("Borrower"),
                                                                --------
STATER BROS. HOLDINGS INC., a Delaware corporation ("Holdings"), Lenders from
                                                     --------
time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined).

     1. We hereby give you notice of, and request your consent to, the assignment by ___________________ (the "Assignor") to _______________________
                                        --------
(the "Assignee") of _______% of the right, title and interest of the Assignor
      --------
in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and outstanding Letter of Credit Usage. Before giving effect to such assignment:

     (a) the aggregate amount of the Assignor's Revolving Loan Commitment is $_________;

     (b) the aggregate amount of the Assignor's Letter of Credit Commitment is $_________;

     (c)  the aggregate principal amount of its outstanding Loans is $_______;
          and

     (d)  the aggregate amount of the Letter of Credit Usage is $________.

     2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 11.04 of the Agreement in connection with this
                    -------------
assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Agreement or any other Loan Document; (b) the Assignor has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (c) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1
                                                              -----------
thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (e) it appoints and authorizes Administrative Agent to take such action and to exercise such powers under the Agreement and the other Loan Documents as are delegated to Administrative Agent by the Agreement and such other Loan Documents; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

     3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _______________________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were Lender originally holding such interest in the Loan Documents.

     4.   The following administrative details apply to the Assignee:

               (a)  Offshore Lending Office:

                    Assignee name: __________________________
                    Address: ________________________________
                    _________________________________________
                    Attention: ______________________________
                    Telephone: (___) ________________________
                    Telecopier: (___) _______________________

               (b)  Domestic Lending Office:

                    Assignee name: __________________________
                    Address: ________________________________
                    _________________________________________
                    Attention: ______________________________
                    Telephone: (___) ________________________
                    Telecopier: (___) _______________________


               (c)  Notice Address:

                    Assignee name: __________________________
                    Address: ________________________________
                    _________________________________________
                    Attention: ______________________________
                    Telephone: (___) ________________________
                    Telecopier: (___) _______________________

               (d)  Payment Instructions: Account No.:

                    Account No.______________________________
                    Attention: ______________________________
                    Reference: ______________________________

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,

                                       [ASSIGNOR]


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       [ASSIGNEE]


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

We hereby consent to the
     foregoing assignment.


STATER BROS. MARKETS

By: ____________________________

Name: __________________________

Title: _________________________


BANK OF AMERICA, N.A., as Administrative Agent

By: ____________________________
Name: __________________________
Title: _________________________

                                                                     EXHIBIT E-1

                 [LETTERHEAD OF VARNER, SALESON & DOBLER LLP]


                                 August 6, 1999

Bank of America, N. A., as Administrative Agent under the Credit Agreement defined below
1455 Market Street
San Francisco, California 94103
and
the Lenders Party to the Credit Agreement defined below

     Re: Credit Agreement dated as of August 6, 1999, by and among Stater Bros. Markets, Stater Bros. Holdings Inc., the financial institutions as Lenders party thereto, and Bank of America, N.A., as Administrative Agent ("Credit Agreement").


Ladies and Gentlemen:

     We have acted as California counsel to Stater Bros. Markets, a California corporation (the "Borrower") and Stater Bros. Holdings Inc., a Delaware corporation ("Holdings") for the purpose of rendering this opinion. This Opinion is rendered to you at the request of Holdings and the Borrower in compliance with Section 4.01(o) of the Credit Agreement.

     We have also acted as counsel to Stater Bros. Development, Inc., a California corporation ("Development") and a subsidiary of Holdings, in
                         -----------
connection with the guaranty by Development of obligations of the Borrower under the Credit Agreement (the "Development Guaranty"; Development, in such capacity
                           --------------------
being referred to herein as the "Guarantor").  The Borrower, Holdings and the
                                 ---------
Guarantor are collectively referred to herein as the "Borrower Parties."
                                                      ----------------

     While certain members of our firm are admitted to practice in other States, we have not examined the laws of any state other than the State of California or consulted with members of our firm admitted to practice in other jurisdictions with respect to the laws of such other jurisdictions, except that we are generally familiar with the Delaware General Corporation Law. Accordingly, we are not rendering any opinion whatsoever based on the laws of any jurisdiction other than Federal law, the laws of the State of California and Delaware General Corporation Law. For purposes of rendering this opinion, we have considered such questions of Federal law, California law and Delaware General Corporation Law as we have deemed necessary.

Bank of America, N.A.
August 6, 1999
Page 2


     This opinion is provided as our opinion only and not as a guarantee, warranty or policy of insurance with respect to the matters on which we opine.

     Capitalized terms used in this opinion without definition have the meanings given them in the Credit Agreement among Borrower, Holdings, certain financial institutions as Lenders party thereto ("Lenders"), and Bank of America, N.A. (the "Administrative Agent").

     In addition to all other limitations and qualifications herein, this opinion is also subject to and limited by the limitations and qualifications set forth in paragraphs A. through O. below.

     In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

          (a) The Articles of Incorporation of each Borrower Party, as amended to date;

          (b)  The Bylaws of each Borrower Party, as amended to date;

          (c) All records of proceedings and actions of the Board of Directors of each Borrower Party relating to the Credit Agreement, the other Loan Documents, the Related Agreements, and the transactions contemplated thereby;

          (d)  The Credit Agreement;

          (e)  The Committed Note delivered today (the "Note");
                                                        ----

          (f)  The Development Guaranty;

          (g)  the Albertsons Acquisition Agreement;

          (h)  the Holdings Senior Note Indenture; and

          (i)  the Holdings Senior Notes.

          The documents referred to in paragraphs (d), (e) and (f) above are collectively referred to herein as the "Loan Documents." The Albertsons
                                        --------------
Acquisition Agreement, the Holdings Senior Note Indenture and the Holdings Senior Notes are collectively referred to herein as the "Related Agreements."
                                                         ------------------

Bank of America, N.A.
August 6, 1999
Page 3


     We have been furnished with, and with Lenders' consent have relied upon, certificates of officers of the Borrower Parties with respect to certain factual matters, copies of which have been delivered to Lenders. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Lenders. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

     Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

       1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Borrower is duly qualified to do business, and is in good standing, in the State of California.

       2. Holdings is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Holdings is duly qualified to do business, and is in good standing, in the State of Delaware.

       3. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Guarantor is duly qualified to do business, and is in good standing, in the State of California.

       4. The Borrower has all requisite corporate power and authority to execute, deliver and perform the Loan Documents and the Related Agreements to which the Borrower is a party, to execute and deliver the Notes, and to carry out the transactions contemplated thereby.

       5. Holdings has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Related Agreements, and to carry out the transactions contemplated thereby.

       6. The Guarantor has all requisite corporate power and authority to execute, deliver and perform the Development Guaranty and to carry out the transactions contemplated thereby.

Bank of America, N.A.
August 6, 1999
Page 4


       7. The execution, delivery and performance of the Loan Documents and the Related Agreements to which the Borrower is a party and the issuance and payment of the Notes have been duly authorized by all necessary corporate action on the part of Borrower. The Loan Documents and the Related Agreements to which the Borrower is a party and the Notes have been duly executed and delivered by Borrower and constitute the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

       8. The execution, delivery and performance of its obligations under the Credit Agreement and the Related Agreements have been duly authorized by all necessary corporate action on the part of Holdings. The Credit Agreement and the Related Agreements have been duly executed and delivered by Holdings and constitute the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms.

       9. The execution, delivery and performance of the Development Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor. The Development Guaranty has been duly executed and delivered by Guarantor and constitutes the legally valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms.

       10. Neither the execution and delivery of the Loan Documents and Related Agreements by the Borrower Parties party thereto nor the execution, delivery and payment of the Notes by the Borrower, nor the consummation of the transactions contemplated thereby nor the compliance with the terms and conditions thereof by the Borrower Parties (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Certificate or Articles of Incorporation or Bylaws of any Borrower Party or any of their respective Subsidiaries, (y) any term of any material agreement, instrument, order, writ, judgment or decree known to us after due inquiry to which any Borrower Party or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound, or (z) any present statute, rule or regulation binding on any Borrower Party or any of their respective Subsidiaries, or (B) results in the creation of any Lien upon any of the properties or assets of any Borrower Party under any agreement or order referred to in clause (y) above.

       11. No consents or approvals of, authorizations by, or registrations, declarations or filings are required by any Borrower Party in connection with the execution and delivery by the Borrower Parties of the Loan Documents and Related Agreements to which they are a party or

Bank of America, N.A.
August 6, 1999
Page 5


the extensions of credit under the Credit Agreement or the payment by Borrower of its Obligations thereunder or the execution, delivery and payment of the Notes or the consummation of the transactions contemplated thereby.

       12. To the best of our knowledge after due inquiry, (i) there are no actions, suits or proceedings pending or threatened against any Borrower Party or any of their respective Subsidiaries that have could reasonably be expected to materially and adversely affecting either the ability of any Borrower Party to perform its obligations under any Loan Document or Related Agreement or the financial condition or operations of any Borrower Party individually or the Borrower Parties taken as a whole, and (ii) there are no action, suits or proceedings pending against any Loan Party that seek to enjoin the consummation of transactions contemplated by the Related Agreements.

       13. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

       14. No Borrower Party is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       15. The aggregate principal amount of indebtedness owed under the Credit Agreement can be increased above $50,000,000 at any time after the execution and delivery of the Credit Agreement without breaching or conflicting with the Holdings Senior Note Indenture by an amount equal to the aggregate principal amount of indebtedness that Borrower can incur at such time under Section 4.09(o) of the Holdings Senior Note Indenture.

       In addition to any other limitations and qualifications herein, this opinion is also subject to and limited by the following limitations and qualifications:

       A. For purposes of rendering this opinion, the term "enforceable" does not mean that specific performance or other equitable remedies are available as a remedy.

Bank of America, N.A.
August 6, 1999
Page 6


       B. The validity, binding effect and enforceability of the Documents are limited by laws pertaining to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other such laws, and laws pertaining to creditors' rights generally. We express no opinion with respect to such laws and rights.

       C. The validity, binding effect and enforceability of the Documents are subject to the public policy of the State of California and the effect of California statutory law and judicial decisions which have imposed restrictions, duties and standards on conduct regarding, without limitation, obligations of good faith and fair dealing and reasonableness. We express no opinion with respect to the manner in which the public policy of the State of California or such laws or decisions may be applied in a given case.

       D. Whenever this opinion, with respect to the existence or absence of facts, is qualified by the phrase "to the best of our knowledge" or any other phrase indicating a limitation on the basis of knowledge, it is intended to indicate that no information has come to the attention of the lawyers of our firm who have worked on the transactions contemplated by the documents referenced herein or other matters for the Company which would give us actual knowledge of the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts shall be drawn.

       E. The validity, binding effect and enforceability of the Documents are subject to the effect of general principles of equity, including, without limitation, the concepts of materiality, reasonableness and forfeiture, regardless of whether enforcement in considered proceedings at law or in equity, and we express no opinion with respect to the manner in which those principles may be applied in a given case.

       F. We express no opinion whatsoever with respect to the validity, binding effect or enforceability of any provision of the Documents releasing or indemnifying a party against liability for its own wrongful acts.

       G. We express no opinion whatsoever with respect to the validity, binding effect or enforceability of any provision of the documents waiving broadly or vaguely stated rights or unknown future rights and of provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with some other right or remedy or that the election of some particular remedy does not preclude recourse to other remedies.

Bank of America, N.A.
August 6, 1999
Page 7


       H. We express no opinion with respect to the laws of the state or jurisdiction whatsoever other than the laws of the State of California, the Federal laws and the Delaware General Corporation Law, nor do we express an opinion with respect to any matters governed by the laws of any jurisdiction other than the State of California and the Delaware General Corporation Law. Furthermore, we express no opinion whatsoever with respect to any federal or state securities laws or blue sky laws.

       I. This opinion is based on the state of the facts and the law as of the date first set forth above and is inapplicable to the extent that any of those facts or law change. We express no opinion as to factual or legal developments of any kind in areas covered by this opinion which occur after the date hereof.

       J. This opinion is to be construed narrowly to cover only the matters expressly addressed herein and we express no opinion, either expressly or implicitly, with respect to any other matter.

       This opinion is rendered on the date first set forth above for the benefit of the Administrative Agent and Lenders in connection with the Credit Agreement and it may not be utilized for any reason for any other purpose or by any other person, firm, corporation or entity.

                              Very truly yours,

                                                                     EXHIBIT E-2

                                August 6, 1999



(213) 229-7159                                                     C 87217-00009

Bank of America, N.A., as
 Administrative Agent under the
 Credit Agreement defined below
1455 Market Street
San Francisco, California 94103

and

The Lenders, party to the Credit Agreement defined below

     Re:  $75,000,000 Senior Credit Facilities

Gentlemen:

          This opinion is furnished in connection with the Credit Agreement among Stater Bros. Markets, Stater Bros. Holdings Inc. and Bank of America, N.A. as Administrative Agent and Letter of Credit Issuing Lender and the other financial institutions thereto (the "Revolving Credit Agreement") proposed to be entered into among you, Stater Bros. Markets, a California Corporation ("Stater Bros. Markets") and Stater Bros. Holdings Inc. ("Stater Bros. Holdings"), dated August 6, 1999 (the "Revolving Credit Agreement"). Stater Bros. Markets is a subsidiary of Stater Bros. Holdings, which owns all of its outstanding common stock.

          The Revolving Credit Agreement will permit borrowings by Stater Bros. Markets from time to time, subject to a requirement that proceeds of such borrowings be used in compliance with the Restated Articles of Incorporation ("Articles") of Stater Bros. Markets. Paragraph N of Section 6 of the Articles provides, in relevant part, that Stater Bros. Markets may not, without the approval of holders of 66-2/3% of the outstanding shares of preferred stock,

August 6, 1999
Page 2


     [d]irectly or indirectly create, incur, assume, guarantee, or otherwise become liable, . . . with respect to any indebtedness for borrowed money unless the proceeds thereof are used to retire any then existing indebtedness, with the exception of trade payables, or to acquire capital assets.

          The Revolving Credit Agreement is being entered into in connection with a series of transactions related to the acquisition of 43 supermarkets and one future store site by Stater Bros. Holdings from Albertson's, Inc., and the contemporaneous capital contribution of such assets to Stater Bros. Markets. Stater Bros. Holdings will incur $450 million of indebtedness in connection with the acquisition and capital contribution, including amounts required to refinance existing debt. It is anticipated that the source of funds for servicing such new indebtedness will be dividends from Stater Bros. Markets.

          You have asked for our opinion as to the kinds of liabilities which may be repaid with the proceeds of indebtedness pursuant to the Revolving Credit Agreement without the approval of the holders of 66-2/3% of the outstanding shares of preferred stock.

          We are aware of no controlling statute or reported court decision governing the terms "indebtedness" or "trade payables" under California law.

          The Articles do not purport to define such terms, and the context of their usage provides only limited guidance as to the intended meaning. The language of paragraph N indicates that the term "indebtedness" is intended to encompass more than obligations to repay borrowed money, since: (i) the restriction in paragraph N is expressly applicable to "indebtedness for borrowed money", whereas the permitted use of proceeds is to retire "indebtedness", without the limiting phrase "for borrowed money"; and (ii) the reference to "trade payables" would be without meaning or purpose if the term "indebtedness" was restricted to obligations for borrowed money.

          In the absence of a controlling statute or reported court decision, and with the limited contextual guidance referred to above, we believe the two key terms are properly construed in accordance with their common meanings.

August 6, 1999
Page 3


          A review of standard dictionaries indicates that the term "indebtedness" is consistently defined as including any legal obligation to pay money./1/ The following, from Black's Law Dictionary, is typical of such definitions:

          The state of being in debt, without regard to the ability or inability of the party to pay the same. The owing of a sum of money upon a certain and express agreement. Obligations yet to become due constitute indebtedness, as well as those already due. And in a broad sense and in common understanding the word may mean anything that is due and owing./2/

          We believe it is also relevant in this connection that the closely similar term "debt" is defined in the United States Bankruptcy Code as "liability on a claim"./3/ The term "claim" is defined broadly to include "any right to payment. . . ."/4/

          We find less guidance as to the meaning of the term "trade payables". Although the term is in common use among lawyers and businessmen, neither Black's Law Dictionary nor standard dictionaries which we consulted provide a definition of the phrase. Neither, to the best of our knowledge, is the term commonly defined in loan agreements and indentures. We found one dictionary which provides the following definition of the similar term, "trade credit":

          open account arrangements with suppliers of goods and services, and a firm's record of payment with the suppliers./5/

_________________

/1/ Oxford English Dictionary, Vol. V, 191 (1970); Bouvier's Law Dictionary, Vol. I, 1531 (8th ed. 1914); Webster's New Universal Unabridged Dictionary 927 (2d ed. 1983); Webster's New International Dictionary 1261 (2d ed. 1961); The American Heritage Dictionary 653 (3d ed. 1992); Shorter Oxford English Dictionary, Vol. I, 986 (1934); Merriam Webster's Collegiate Dictionary 590 (10th ed. 1995); Funk & Wagnalls New Comprehensive International Dictionary of the English Language, Encyclopedic Edition (1982).

/2/  Black's Law Dictionary 768 (6th ed. 1990).

/3/  United States Bankruptcy Code (S) 101(12).

/4/  United States Bankruptcy Code (S) 101(5).

/5/  Barron's Dictionary of Finance and Investment Terms (4th ed. 1995).

August 6, 1999
Page 4


Based upon our knowledge and experience, we believe the term "trade payables" is commonly used to refer to liabilities for payment to providers of goods and services in the normal course.

          Based upon the foregoing, the following are categories of indebtedness that, in our opinion, would not be within the meaning of the term "trade payables": indebtedness for borrowed money; a payment obligation arising from a transaction other than for goods and services (e.g. an acquisition of real estate); the obligation to make payment of dividends following their declaration;/6/ rents for real property; taxes; obligations pursuant to workers compensation insurance laws; clean-up obligations arising under environmental laws; and personal injury, products liability and other liabilities arising under the law of torts. The foregoing list is not intended to be exhaustive.

          We understand that concurrently with the capital contribution referred to above, Stater Bros. Markets will declare a dividend in the amount of $50,000,000, to be evidenced by its promissory note payable to Stater Bros. Holdings. We understand that the note is intended to provide a source of funds to be used by Stater Bros. Holdings for the payment of interest and/or principal on its indebtedness, or otherwise in its business, and it is not contemplated that such proceeds will be reinvested in Stater Bros. Markets. Based upon and for the reasons stated above, we believe that Stater Bros. Markets may in, compliance with the Articles, borrow funds pursuant to the Revolving Credit Agreement in order to make payment of principal and interest on such $50,000,000 promissory note.

          Stater Bros. Markets is a California corporation, and this opinion is limited to the effect of the current state of the laws of the State of California, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts. This opinion has been delivered solely for your benefit in connection with the Revolving Credit Agreement. Except as stated in the following paragraph, it may not be relied upon by any other person or entity, or by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission. You may, however, deliver a copy of this opinion to your accountants, attorneys and other professional advisors, to governmental regulatory agencies having jurisdiction over you and to permitted assignees under the Revolving Credit Agreement, and such assignees may rely on this opinion as if it were addressed to them on the date hereof.

____________________

/6/  See, Stephenson v. Drever, 16 Cal. 4th 1167, 1177, 947 P.2d 1301, 1306, 69
          --------------------
     Cal. Rptr. 2d 764, 769-70 (1997).

August 6, 1999
Page 5
          A copy of this opinion letter will be provided to Banc of America Securities LLC, who may rely upon it as if it were addressed to them in connection with their purchase of $450,000,000 aggregate principal amount of the 10.75% Senior Notes due 2006 of Stater Bros. Holdings.

                                  Sincerely yours,

                                  GIBSON, DUNN & CRUTCHER LLP

AEB/LC

                                                                     EXHIBIT E-3

                                August 6, 1999



(213) 229-7000                                                     C 87217-00009

Bank of America, N.A., as
 Administrative Agent under the
 Credit Agreement defined below
1455 Market Street
San Francisco, California 94103

and

The Lenders party to the Credit Agreement defined below

     Re: Credit Agreement among Stater Bros. Markets, Stater Bros. Holdings Inc. and Bank of America, N.A. as Administrative Agent, Lender and Letter of Credit Issuing Lender (the "Credit Agreement")

Ladies and Gentlemen:

     We have acted as special counsel to Stater Bros. Holdings, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company to Banc of America Securities LLC of $450,000,000 aggregate principal amount of the Company's 10 3/4% Senior Notes due 2006 (the "Notes"), pursuant to the Indenture dated as of August 6, 1999 (the "Indenture") between the Company, as issuer, and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). All defined terms used herein, unless otherwise defined, shall have the respective meanings assigned such terms in the Indenture.

     Contemporaneously with the sale of the Notes, the Company and the Company's subsidiary Stater Bros. Markets, a California corporation ("Markets") are entering into the Credit Agreement. The Credit Agreement provides for (i) a $50.0 million three-year revolving loan

August 6, 1999
Page 2


facility (the "Revolving Loan Facility") and (ii) a $25.0 million three-year letter of credit facility (the "Letter of Credit Facility"). You have asked for our opinion whether the aggregate principal amount of indebtedness owed by Markets under the Revolving Loan Facility can be increased above $50,000,000 at any time after the execution and delivery of the Credit Agreement by an amount equal to the aggregate principal amount of Indebtedness that Markets can incur at such time under Section 4.09(o) of the Indenture (the "Hypothetical Revolving Loan Facility Increase"), without such Hypothetical Revolving Loan Facility Increase breaching Section 4.09 of the Indenture.

     For the purpose of the opinion set forth below, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection, we have examined a copy of the Indenture. In rendering this opinion, we have assumed that the signatures on all documents examined by us are genuine and all individuals executing and delivering such documents were duly authorized to do so; and the documents submitted to us as certified or reproduction copies conform to the originals.

     Based on the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Hypothetical Revolving Loan Facility Increase would not violate Section 4.09 of the Indenture.

     We express no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America. Except as expressly set forth herein, this opinion is limited to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

     The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

     A. We note that pursuant to the Credit Agreement, the Hypothetical Revolving Loan Facility Increase would require the consent and approval of the parties to the Credit Agreement, and we express no opinion herein as to the matters set forth above if the Hypothetical Revolving Loan Facility Increase is not approved by all such parties.

     B. We note that Section 8.06 of the Credit Agreement requires Holdings and its Subsidiaries (as defined therein) to at all times maintain the ability of Markets to incur not less than $15.0 million of additional Indebtedness pursuant to Section 4.09(o) of the Indenture and thereby restricts the ability of Markets to borrow pursuant to Section 4.09(o) of the Indenture, and we express no opinion herein as to the matters set forth above to the extent of such

August 6, 1999
Page 3


restrictions as in effect at the time of any proposed Hypothetical Revolving Loan Facility Increase.

     C. We note that at the time of the Hypothetical Revolving Loan Facility Increase, any Indebtedness of Holdings or any Restricted Subsidiary (including without limitation any such Indebtedness incurred pursuant to the Letter of Credit Facility) at such time outstanding pursuant to Section 4.09(a) of the Indenture would be required to be subtracted from the amount of the Hypothetical Revolving Loan Facility Increase for purposes of determining compliance by Holdings with Section 4.09 of the Indenture.

     This opinion has been delivered solely for your benefit in connection with the Credit Agreement. Unless expressly provided otherwise, it may not be relied upon by any other person or entity, or by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission. You may, however, deliver a copy of this opinion to your accountants, attorneys and other professional advisors, to governmental regulatory agencies having jurisdiction over you and to permitted assignees under the Credit Agreement, and your assignees may rely on this opinion as if it were addressed to them on the date hereof.

                                  Very truly yours,

                                  GIBSON, DUNN & CRUTCHER LLP

AEB/LLC

                                                                     EXHIBIT F-1

                         FORM OF DEVELOPMENT GUARANTY

     This GUARANTY is entered into as of August 6, 1999 by the undersigned ("Guarantor", and together with any future Domestic Subsidiaries executing this Guaranty, being collectively referred to herein as the "Guarantors"), in favor of and for the benefit of BANK OF AMERICA, N.A., as agent for and representative of (in such capacity herein called "Guarantied Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and Swap Counterparties (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                   RECITALS.

          A. Stater Bros. Markets, a California corporation ("Borrower"), and Stater Bros. Holdings Inc., a Delaware corporation ("Holdings"), have entered into that certain Credit Agreement dated as of August 6, 1999 with Lenders and Guarantied Party, as Administrative Agent for Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

          B. Borrower may from time to time enter, or may from time to time have entered, into one or more Swap Agreements (collectively, the "Lender Swap Agreements") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Swap Agreements are entered into (in such capacity, collectively, the "Swap Counterparties") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Swap Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

          C. Guarantied Party, Lenders and each Swap Counterparty for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as "Beneficiaries".

          D. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrower's obligations thereunder be guarantied by Guarantor. In addition to the Guarantor as of the date hereof, the terms of the Credit Agreement require that each Domestic Subsidiary of the Guarantor existing or acquired after the date hereof, also guaranty the Guarantied Obligations.

          E. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce the Swap Counterparties to enter into the Lender Swap Agreements, Guarantors hereby agree as follows:

                                     F-1-1

     1. Guaranty. (a) In order to induce Lenders to extend credit to Borrower pursuant to the Credit Agreement and the entry by Swap Counterparties into the Lender Swap Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all Obligations of Borrower and all obligations of Borrower under Lender Swap Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Swap Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Borrower or from time to time renew them after they have been satisfied.

     Each Guarantor acknowledges that a portion of the Guarantied Obligations are being incurred for and will inure to its benefit.

     Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations.

     In the event that all or any portion of the Guarantied Obligations is paid by Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

     Subject to the other provisions of this Section 1, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

     (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the

                                     F-1-2
amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

     (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

     2. Guaranty Absolute; Continuing Guaranty. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Swap Agreements notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower under the Loan Documents or the Lender Swap Agreements and the obligations of any other Guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Borrower or any of such other Guarantors and whether or not Borrower is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     3. Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange,

                                     F-1-3
compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Swap Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Swap Agreements.

     4. No Discharge. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Borrower may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

     5. Waivers. Each Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary;
(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations

                                     F-1-4
or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Swap Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

     As used in this paragraph, any reference to "the principal" includes Borrower, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code
(a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation
Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and
(b) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

     6. Guarantors' Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or

                                     F-1-5
otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Borrower, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

     Any indebtedness of Borrower now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

     7. Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

     8. Financial Condition of Borrower. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Borrower or any matter or fact relating to the business, operations or condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Lender Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

     9. Representations and Warranties. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrower as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and any Loan Documents to which it is a party.

                                     F-1-6

     10. Covenants. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any Commitment or any Swap Counterparty shall have any obligation under such Lender Swap Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.

     11. Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

     12. Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale.

     13. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     14. Miscellaneous. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or Lender Swap Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Borrower and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE

                                     F-1-7

GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

     EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     15. Additional Guarantors. The initial Guarantor hereunder shall be the signatory hereto on the date hereof. From time to time subsequent to the date hereof, Domestic Subsidiaries of the initial Guarantor may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by the Guarantor, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional

                                     F-1-8

Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Administrative Agent not to cause any Subsidiary of the initial Guarantor to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     16. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     17.  Guarantied Party as Agent.

          (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

          (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 10.9 of the Credit Agreement by successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied.

     18.  Notice of Lender Swap Agreements.   Guarantied Party shall not be
deemed to have any duty whatsoever with respect to Swap Counterparties until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrower, a Guarantor or the Swap Counterparty to the existence and terms of the applicable Lender Swap Agreement.

            [The remainder of this page intentionally left blank.]

                                     F-1-9

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                  STATER BROS. DEVELOPMENT, INC.

                                  By: __________________________

                                  Name:______________________

                                  Title:_______________________

                                  Address:

                                  ____________________________

                                  ____________________________

                                  ____________________________

          IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, ____.

                                   ________________________________________
                                       (Name of Additional Guarantor)

                                   By _____________________________________

                                   Title __________________________________

                                                                     EXHIBIT F-2

                          FORM OF SUBSIDIARY GUARANTY


     This GUARANTY is entered into as of ____________, 199_ by the undersigned ([each] a "Guarantor", and together with any future Domestic Subsidiaries executing this Guaranty, being collectively referred to herein as the "Guarantors"), in favor of and for the benefit of BANK OF AMERICA, N.A., as agent for and representative of (in such capacity herein called "Guarantied Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and Swap Counterparties (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                   RECITALS.

          A. Stater Bros. Markets, a California corporation ("Borrower"), and Stater Bros. Holdings Inc., a Delaware corporation ("Holdings"), have entered into that certain Credit Agreement dated as of August 6, 1999 with Lenders and Guarantied Party, as Administrative Agent for Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

          B. Borrower may from time to time enter, or may from time to time have entered, into one or more Swap Agreements (collectively, the "Lender Swap Agreements") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Swap Agreements are entered into (in such capacity, collectively, the "Swap Counterparties") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Swap Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

          C. Guarantied Party, Lenders and each Swap Counterparty for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as "Beneficiaries".

          D. The terms of the Credit Agreement require that each Domestic Subsidiary of the Borrower guaranty the Guarantied Obligations. A portion of the proceeds of the Loans may be advanced to Guarantors, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

          E. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce the Swap Counterparties to enter into the Lender Swap Agreements, Guarantors hereby agree as follows:

                                     F-2-1

     1. Guaranty. (a) In order to induce Lenders to extend credit to Borrower pursuant to the Credit Agreement and the entry by Swap Counterparties into the Lender Swap Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all Obligations of Borrower and all obligations of Borrower under Lender Swap Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Swap Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Borrower or from time to time renew them after they have been satisfied.

     Each Guarantor acknowledges that a portion of the Guarantied Obligations are being incurred for and will inure to its benefit.

     Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations.

     In the event that all or any portion of the Guarantied Obligations is paid by Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

     Subject to the other provisions of this Section 1, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

     (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the

                                     F-2-3
amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

     (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

     2. Guaranty Absolute; Continuing Guaranty. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Swap Agreements notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower under the Loan Documents or the Lender Swap Agreements and the obligations of any other Guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Borrower or any of such other Guarantors and whether or not Borrower is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     3. Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange,

                                     F-2-3
compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Swap Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Swap Agreements.

     4. No Discharge. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Borrower may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

     5. Waivers. Each Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary;
(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations

                                     F-2-4
or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Swap Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

     As used in this paragraph, any reference to "the principal" includes Borrower, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code
(a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation
Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and
(b) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

     6. Guarantors' Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or

                                     F-2-5
otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Borrower, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

     Any indebtedness of Borrower now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

     7. Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

     8. Financial Condition of Borrower. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Borrower or any matter or fact relating to the business, operations or condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Lender Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

     9. Representations and Warranties. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrower as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and any Loan Documents to which it is a party.

                                     F-2-6

     10. Covenants. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any Commitment or any Swap Counterparty shall have any obligation under such Lender Swap Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.

     11. Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

     12. Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale.

     13. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     14. Miscellaneous. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or Lender Swap Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Borrower and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE

                                     F-2-7

GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

     EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     15. Additional Guarantors. The initial Guarantor(s) hereunder shall be such of the Domestic Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Domestic Subsidiaries of the Borrower may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by the Guarantor, each such Additional Guarantor shall be a Guarantor and shall be

                                     F-2-8
as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Administrative Agent not to cause any Subsidiary of the Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     16. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     17.  Guarantied Party as Agent.

          (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

          (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 10.9 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 10.9 of the Credit Agreement by successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

     18.  Notice of Lender Swap Agreements.   Guarantied Party shall not be
deemed to have any duty whatsoever with respect to Swap Counterparties until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrower, a Guarantor or the Swap Counterparty to the existence and terms of the applicable Lender Swap Agreement.

                                     F-2-9

            [The remainder of this page intentionally left blank.]

                                    F-2-10

          IN WITNESS WHEREOF, [each] Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                        [SUBSIDIARY]

                                        By: __________________________

                                        Name:_________________________

                                        Title:________________________

                                        Address:

                                        ______________________________

                                        ______________________________

                                        ______________________________

                                     S-2-1

          IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, ____.

                              ________________________________________
                                  (Name of Additional Guarantor)

                              By _____________________________________

                              Title __________________________________

                                     S-2-2

                                                                   SCHEDULE 2.01

                          REVOLVING LOAN COMMITMENTS,
                         LETTER OF CREDIT COMMITMENTS
                              AND PRO RATA SHARES


       Lender             Revolving Loan     Letter of Credit    Pro Rata Share
                            Commitment          Commitment

BANK OF AMERICA, N.A.


Total                     $50,000,000.00      $25,000,000.00     100.000000000%

                                                                   SCHEDULE 7.01

               EXISTING INDEBTEDNESS, LIENS AND NEGATIVE PLEDGES

                                                                  SCHEDULE 11.02

                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES

STATER BROS. HOLDINGS INC.

21700 Barton Road
Colton, California  92324
Attn:  Dennis N. Beal
       Chief Financial Officer
       Telephone: (___)
       Facsimile: (____)
       Email:  ___________@___________.com

with copies to:

       Varner, Saleson & Dobler LLP
       3750 University Avenue, Suite 610
       Riverside, California  92501
       Attn:  Bruce D. Varner, Esq.

ADMINISTRATIVE AGENT'S OFFICE:

Notices (other than Requests for Extensions of Credit):
-----------------------------------------------------

BANK OF AMERICA, N.A.
3650 14th Street
Riverside, California  92501
Attn:  Helen Wilson
       Telephone: (909) 781-1527
       Facsimile:  (909) 781-1595
       Email:  helen.c.wilson@bankamerica.com

Requests for Extensions of Credit:
---------------------------------

BANK OF AMERICA, N.A.
3650 14th Street
Riverside, California  92501
Attn:  Irene Sotelo
       Telephone: (909) 781-1520
       Facsimile:  (909) 781-1595
       Email: irene.sotelo@bankamerica.com

Account No.:
       Ref:

Domestic and Offshore Lending Office:
------------------------------------

BANK OF AMERICA, N.A.
3650 14th Street
Riverside, California  92501
Attn:  Irene Sotelo
       Telephone: (909) 781-1520
       Facsimile:  (909) 781-1595
       Email: irene.sotelo@bankamerica.com

BANK OF AMERICA, N.A., as Issuing Lender
3650 14th Street
Riverside, California  92501
Attn:  Irene Sotelo
       Telephone: (909) 781-1520
       Facsimile:  (909) 781-1595
       Email: irene.sotelo@bankamerica.com

BANK OF AMERICA, N.A.,  as Lender
Domestic and Offshore Lending Office:
------------------------------------

3650 14th Street
Riverside, California  92501
Attn:  Irene Sotelo
       Telephone: (909) 781-1520
       Facsimile:  (909) 781-1595
       Email: irene.sotelo@bankamerica.com

Notices (other than Requests for Extensions of Credit):
-----------------------------------------------------

BANK OF AMERICA, N.A.
3650 14th Street
Riverside, California  92501
Attn:  Helen Wilson
       Telephone: (909) 781-1527
       Facsimile:  (909) 781-1595
       Email:  helen.c.wilson@bankamerica.com